                                                                     Exhibit 2.1


                              PLAN OF RESTRUCTURING

                                     FOR THE

                          CONVERSION AND REORGANIZATION

                                       OF

                            BANK MUTUAL BANCORP, MHC

                          as adopted on April 21, 2003

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                                TABLE OF CONTENTS

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                                                                                                           Page
1.    INTRODUCTION......................................................................................      1
2.    DEFINITIONS.......................................................................................      2
3.    PROCEDURES FOR CONVERSION.........................................................................      7
4.    HOLDING COMPANY APPLICATIONS AND APPROVALS........................................................     10
5.    SALE OF SUBSCRIPTION SHARES.......................................................................     10
6.    PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES..................................................     11
7.    RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY...........................................     12
8.    SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)..................................     12
9.    SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)...........................................     13
10.   SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY).....................     13
11.   SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)............................................     14
12.   COMMUNITY OFFERING................................................................................     14
13.   SYNDICATED COMMUNITY OFFERING.....................................................................     15
14.   LIMITATIONS ON PURCHASES..........................................................................     15
15.   PAYMENT FOR HOLDING COMPANY COMMON STOCK..........................................................     17
16.   MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS......................................     18
17.   UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT...................................     19
18.   RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES.................................................     19
19.   ESTABLISHMENT OF LIQUIDATION ACCOUNT..............................................................     20
20.   VOTING RIGHTS OF SHAREHOLDERS.....................................................................     21
21.   RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION..................................................     21
22.   REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION...............     22
23.   TRANSFER OF DEPOSIT ACCOUNTS......................................................................     22
24.   REGISTRATION AND MARKETING........................................................................     22
25.   TAX RULINGS OR OPINIONS...........................................................................     23
26.   STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS.....................................................     23
27.   RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY...........................................     24
28.   PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK......................................................     25
29.   CHARTER AND BYLAWS................................................................................     25
30.   CONSUMMATION OF CONVERSION AND EFFECTIVE DATE.....................................................     25
31.   EXPENSES OF CONVERSION............................................................................     25
32.   AMENDMENT OR TERMINATION OF PLAN..................................................................     25
33.   CONDITIONS TO CONVERSION..........................................................................     26
34.   INTERPRETATION....................................................................................     26

                                        i

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EXHIBIT A   AGREEMENT OF MERGER BETWEEN BANK MUTUAL CORPORATION, BKMU INTERIM
            SAVINGS BANK I AND BANK MUTUAL

EXHIBIT B   AGREEMENT OF MERGER BETWEEN BANK MUTUAL BANCORP, MHC, BKMU INTERIM
            SAVINGS BANK II AND BANK MUTUAL

EXHIBIT C   AGREEMENT OF MERGER BETWEEN BANK MUTUAL AND MUTUAL INTERIM SAVINGS
            BANK

EXHIBIT D   ARTICLES OF INCORPORATION OF THE HOLDING COMPANY

EXHIBIT E   BYLAWS OF THE HOLDING COMPANY

                              PLAN OF RESTRUCTURING

                                     FOR THE

                        CONVERSION AND REORGANIZATION OF

                            BANK MUTUAL BANCORP, MHC

1.       INTRODUCTION

         This Plan of Restructuring (the "Plan") provides for the conversion of Bank Mutual Bancorp, MHC, a federal mutual holding company f/k/a Mutual Savings Bancorp MHC (the "MHC"), into the capital stock form of organization. The MHC currently owns a majority of the common stock of Bank Mutual Corporation, a federal stock holding company (the "Mid-Tier Company"), which owns 100% of the common stock of Bank Mutual, a federal stock savings association f/k/a Mutual Savings Bank (the "Bank"). The MHC, the Mid-Tier Company and the Bank are headquartered in Brown Deer, Wisconsin. The purpose of the Conversion is to provide the Bank and its stock holding company resulting from the conversion (the "Holding Company") with greater operating flexibility and capital resources to respond to changing regulatory and market conditions, and to effect corporate transactions, including mergers and acquisitions. The Holding Company will offer for sale Holding Company Common Stock upon the terms and conditions set forth herein to Eligible Account Holders, the Employee Plans established by the Bank or the Holding Company, Supplemental Eligible Account Holders and Other Members according to the respective priorities set forth in this Plan. Any shares not subscribed for by the foregoing classes of Persons will be offered for sale to certain members of the public directly by the Holding Company through a Community Offering or a Syndicated Community Offering or through an underwritten firm commitment public offering, or through a combination thereof.

         As part of the Conversion, each Minority Shareholder will receive Holding Company Common Stock in exchange for Minority Shares.

         The Conversion will result in the voting interests of the MHC's Members being transferred to Persons who purchase Holding Company Common Stock in the Offering. The Conversion will have no impact on depositors, borrowers or other customers of the Bank. After the Conversion, the Bank will continue to be regulated by the OTS as its chartering authority. The Bank also will continue to be a member of the Federal Home Loan Bank System and all insured savings deposits in the Bank will continue to be insured by the FDIC to the extent provided by applicable law.

         This Plan has been adopted by the Boards of Directors of the MHC, the Mid-Tier Company and the Bank and must also be approved by (i) a majority of the total number of votes entitled to be cast by Voting Members of the MHC at a Special Meeting of Members to be called for that purpose, and (ii) at least two-thirds of the outstanding shares of common stock of the Mid-Tier Company entitled to be voted at the Special Meeting of Shareholders, including at least a majority of the votes cast, in person or by proxy, by Minority Shareholders. Prior to presenting this Plan to the Voting Members and Shareholders of the Mid-Tier Company for consideration, the Plan must be approved by the OTS.

2.       DEFINITIONS

         For the purposes of this Plan, the following terms have the following meanings:

         ACCOUNT HOLDER - Any Person holding a Deposit Account in the Bank.

         ACTING IN CONCERT - The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person or company which acts in concert with another Person or company ("other party") shall also be deemed to be acting in concert with any Person or company who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

         AFFILIATE - Any Person that controls, is controlled by, or is under common control with another Person.

         APPRAISED VALUE RANGE - The range of the estimated consolidated pro forma market value of the Holding Company, which shall also be equal to the estimated pro forma market value of the total number of shares of Holding Company Common Stock to be issued in the Conversion, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter. The maximum and minimum of the Appraised Value Range will vary within 15% above and 15% below, respectively, of the midpoint of the Appraised Value Range.

         ASSOCIATE - The term Associate when used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Mid-Tier Company, the Bank or a majority owned subsidiary of the Bank) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that for the purposes of this Plan relating to subscriptions in the Offering the term "Associate" does not include any NonTax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of the Mid-Tier Company, the Bank or the Holding Company, or any of their parents or subsidiaries.

         BANK - Bank Mutual, a federal stock savings association f/k/a "Mutual Savings Bank."

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         BANK MERGER - The merger of Interim with the Bank as set forth in this
Plan.

         CODE - The Internal Revenue Code of 1986, as amended.

         COMMUNITY - The Wisconsin counties in which the Bank maintains its home office or one or more branch offices as of the date hereof, and the Minnesota county of Washington.

         COMMUNITY OFFERING - The offering for sale to certain members of the general public directly by the Holding Company of shares not subscribed for in the Subscription Offering.

         CONTROL - (including the terms "controlled by", "controlling" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         CONVERSION - The conversion and reorganization of the MHC to stock form pursuant to this Plan, and all steps incident or necessary thereto, include the Exchange Offer and the Offering.

         DEPOSIT ACCOUNT - Any withdrawable account as defined in Section 561.42 of the Rules and Regulations of the OTS, and shall include all demand deposit accounts and certificates of deposit, excluding negotiable certificates of deposit to the extent the holders thereof are not Members under the MHC's charter.

         DIRECTOR - A member of the Board of Directors of the Bank, the Mid-Tier Company, the Holding Company or the MHC, as appropriate in the context.

         ELIGIBLE ACCOUNT HOLDER - Any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights and establishing subaccount balances in the Liquidation Account.

         ELIGIBILITY RECORD DATE - The date for determining Eligible Account Holders, which is March 31, 2002.

         EMPLOYEES - All persons who are employed by the Bank, the Mid-Tier Company or the MHC.

         EMPLOYEE PLANS - Any Tax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company, including any ESOP and 401(k) Plan.

         ESOP - An Employee Stock Ownership Plan and related trust (if any) established by the Bank or the Holding Company.

         EXCHANGE OFFER - The offer of Holding Company Common Stock to Minority Shareholders in exchange for Minority Shares.

         EXCHANGE RATIO - The rate at which shares of Holding Company Common Stock are exchanged for Minority Shares upon consummation of the Conversion. The Exchange Ratio shall be determined as of the closing of the Conversion and shall be the rate that will result in the Minority Shareholders owning in the aggregate the same percentage of the outstanding shares of Holding Company Common Stock immediately upon completion of the Conversion (without giving effect to any shares purchased in the Offering and any cash issued in lieu of fractional shares), as the percentage of Mid-Tier Company common stock owned by them in the aggregate immediately prior to the consummation of the Conversion.

         EXCHANGE SHARES - Shares of Holding Company Common Stock issued to Minority Shareholders in exchange for Minority Shares.

         FDIC - The Federal Deposit Insurance Corporation.

         FIRST NORTHERN - First Northern Savings Bank, a federal stock savings association that was merged, on or about March 16, 2003, with and into the Bank, with the Bank as the surviving institution.

         HOLDING COMPANY - The Wisconsin corporation named "Bank Mutual Corporation" formed for the purpose of acquiring all of the shares of capital stock of the Bank in connection with the Conversion. The Holding Company will be the successor to Mid-Tier Company. Shares of Holding Company Common Stock will be issued in the Conversion to Participants and others in the Conversion.

         HOLDING COMPANY COMMON STOCK - The common stock, par value $.01 per share, of the Holding Company.

         INDEPENDENT APPRAISER - The appraiser retained by the MHC and the Bank to prepare an appraisal of the pro forma market value of the Holding Company Common Stock issued in the Conversion.

         INTERIM - Mutual Interim Savings Bank, the interim federal savings bank subsidiary of the Holding Company established to effect the Conversion.

         LIQUIDATION ACCOUNT - One or more accounts established in accordance with 12 C.F.R. 563b.450 et. seq. and OTS policy.

         MAJORITY OWNERSHIP INTEREST - The percentage of common stock of Mid-Tier Company owned by the MHC immediately prior to the completion of the Conversion.

         MEMBER - Any Person or entity who qualifies as a member of the MHC pursuant to its charter and bylaws.

         MHC - Bank Mutual Bancorp, MHC, the federal mutual holding company of the Bank, f/k/a "Mutual Savings Bancorp, MHC."

         MHC MERGER - The conversion of the MHC into an interim federal stock savings bank and subsequent merger with and into the Bank as set forth in this Plan.

         MID-TIER COMPANY - Bank Mutual Corporation, the federal MHC subsidiary holding company that owns 100% of the Bank's common stock, and any successor thereto.

         MID-TIER MERGER - The conversion of the Mid-Tier Company into an interim federal stock savings bank and subsequent merger with and into the Bank as set forth in this Plan.

         MINORITY SHARE(S) - Any outstanding common stock of the Mid-Tier Company, or shares of common stock of the Mid-Tier Company issuable upon the exercise of options or grant of stock awards, in each case held by persons other than the MHC.

         MINORITY SHAREHOLDER - Any owner of Minority Shares.

         OTS - The Office of Thrift Supervision of the Department of the Treasury or any successor thereto.

         OFFERING - The offering for sale, pursuant to this Plan, of Holding Company Common Stock in a Subscription Offering, Community Offering, and Syndicated Community Offering (or underwritten public offering), as the case may be. The term "Offering" does not include the Holding Company Common Stock issued in exchange for Minority Shares pursuant to this Plan.

         OFFERING RANGE - The number of shares of Holding Company Stock offered for sale in the Offering multiplied by the Subscription Price. The Offering Range shall be equal to the Appraised Value Range multiplied by the Majority Ownership Percentage.

         OFFICER - An executive officer of the Bank, the Mid-Tier Company, the Holding Company or the MHC as appropriate in the context, which includes the Chief Executive Officer, Chief Operating Officer, President, Executive Vice Presidents, Senior Vice Presidents, other Vice President in charge of principal business functions, Secretary and Controller and any Person performing functions similar to those performed by the foregoing persons.

         ORDER FORM - Any form (together with any cover letter and/or certifications or acknowledgements), sent by the Bank, the MHC, or their designee, to any Participant or Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding purchases of Holding Company Common Stock in the Subscription and Community Offerings.

         ORIGINAL ELIGIBLE ACCOUNT HOLDER - Those persons who were "Eligible Account Holders" as defined under the Original Restructuring Plan, to the extent such persons continue to hold Qualifying Deposits in the Bank in the same account number and title at the Eligibility Record Date as they held under the Original Restructuring Plan.

         ORIGINAL RESTRUCTURING PLAN - The Plan of Restructuring from Mutual Savings Bank to Mutual Holding Company of Mutual Savings Bank, as amended and restated on July 31, 2000.

         OTHER MEMBER - Any Member on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder.

         PARTICIPANT - Any Eligible Account Holder, Employee Plan(s), Supplemental Eligible Account Holder, or Other Member.

         PERSON - An individual, a corporation, a partnership, an association, a joint stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

         PLAN - This Plan of Restructuring for the Conversion and Reorganization of the MHC as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

         PROSPECTUS - The one or more documents used in offering the Holding Company Common Stock in the Offering and the Exchange Offer.

         QUALIFYING DEPOSIT - The aggregate balance of all Deposit Accounts in the Bank (including, except as otherwise provided herein, Deposit Accounts in First Northern which has merged into the Bank) of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

         RESIDENT - Any Person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a Person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a Person is a Resident. In all cases, however, such a determination shall be in the sole discretion of the MHC and the Bank. A Participant or Person must be a "Resident" for purposes of determining whether such Person "resides" or is "residing" in the Community as such term is used in this Plan.

         SEC - The Securities and Exchange Commission.

         SPECIAL MEETING OF MEMBERS - The special meeting of Members of the MHC and any adjournments thereof held to consider and vote upon this Plan.

         SPECIAL MEETING OF SHAREHOLDERS - The special meeting of Shareholders of the Mid-Tier Company and any adjournments thereof held to consider and vote upon the Plan.

         SUBSCRIPTION OFFERING - The offering of Subscription Shares to Participants.

         SUBSCRIPTION PRICE - The price per Subscription Share to be paid by Participants in the Subscription Offering and by Persons in the Community Offering and any Syndicated Community Offering. The Subscription Price will be determined by the Board of Directors of the MHC and fixed prior to the commencement of the Subscription Offering.

         SUBSCRIPTION SHARES - Shares of Holding Company Common Stock issued in the Subscription Offering. Subscription Shares do not include Exchange Shares.

         SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Any Person, other than Directors and Officers of the Bank, the Mid-Tier Company or the MHC and their Associates, holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder.

         SUPPLEMENTAL ELIGIBILITY RECORD DATE - The date for determining Supplemental Eligible Account Holders, which shall be the last day of the calendar quarter preceding OTS approval of the application for conversion.

         SYNDICATED COMMUNITY OFFERING - The offering of Holding Company Common Stock following the Subscription and Community Offerings through a syndicate of broker-dealers.

         TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN - Any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. The Bank may make scheduled discretionary contributions to a tax-qualified employee stock benefit plan, provided, however, such contributions do not cause the Bank to fail to meet its regulatory capital requirement. A "NonTax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.

         VOTING MEMBER - Any Person who at the close of business on the Voting Record Date is entitled to vote as a Member of the MHC pursuant to its charter and bylaws.

         VOTING RECORD DATE - The date fixed by the Directors in accordance with OTS regulations for determining eligibility to vote at the Special Meeting of Members and/or the Special Meeting of Shareholders.

3.       PROCEDURES FOR CONVERSION

         A. After approval of the Plan by the Boards of Directors of the Bank, the Mid-Tier Company and the MHC, the Plan together with all other requisite material shall be submitted to the OTS for its approval. Notice of the adoption of the Plan by the Boards of Directors of the Bank and the MHC and the submission of the Plan to the OTS for its approval will be published in a newspaper having general circulation in each community in which an office of the Bank is located, and copies of the Plan will be made available at each office of the Bank for inspection by the Members, or by another means permitted by the OTS. The MHC also will publish a notice of the filing with the OTS of an application to convert in accordance with the provisions of this Plan.

         B. Promptly following approval by the OTS, the Plan will be submitted to a vote of (1) the Voting Members at the Special Meeting of Members, and (2) the shareholders of the Mid-Tier Company at the Special Meeting of Shareholders. The MHC will mail to all Members as of the Voting Record Date, at their last known address appearing on the records of the Bank at that date, a proxy statement in either long or summary form describing the Plan which will be presented to a vote of the Members at the Special Meeting of Members. The Mid-Tier Company also will mail to all Shareholders as of the Voting Record Date, a proxy statement describing the Plan and the Conversion, which will be presented to a vote of Shareholders at the Special Meeting of Shareholders. The Holding Company will also mail to all Participants either a Prospectus and Order Form for the purchase of Subscription Shares or a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to other provisions of this Plan. In addition, all Participants will receive, or be given the opportunity to request by either returning a postage prepaid card which may be distributed with the proxy statement or by letter addressed to the Bank's Secretary, a copy of the Plan as well as the articles of incorporation or bylaws of the Holding Company. Upon approval of the Plan by:

         (1) a majority of the total number of votes entitled to be cast by the Voting Members;

         (2) at least two-thirds of the outstanding common stock of the Mid-Tier Company; and

         (3) a majority vote of the votes cast by Minority Shareholders present in person or by proxy,

the MHC, the Holding Company and the Bank will take all other necessary steps pursuant to applicable laws and regulations to consummate the Conversion and Offering. The Conversion must be completed within 24 months of the approval of the Plan by the Voting Members, unless a longer time period is permitted by governing laws and regulations.

         C. The Conversion will be effected as follows or in any other manner selected by the Board of Directors of the MHC which is consistent with the purposes of this Plan and applicable laws and regulations. The choice of which method to use to effect the Conversion will be made by the Board of Directors of the MHC immediately prior to the closing of the Conversion. Each of the steps shall be deemed to occur in the order set forth below or in such order as is necessary to consummate the Conversion pursuant to the Plan, the intent of the Boards of Directors of the MHC, the Mid-Tier Company and the Bank, and OTS regulations. Approval of the Plan by the Members and by the Shareholders of the Mid-Tier Company shall also constitute approval of each of the transactions below that are necessary to implement the Plan.

         (1) The Mid-Tier Company will convert into or exchange its charter for an interim federal stock savings bank (which shall continue to be referred to as the "Mid-Tier Company") and will merge with and into the Bank (in the "Mid-Tier Merger") with the Bank as the resulting entity, pursuant to the Agreement of Merger attached hereto as Exhibit A, whereby the Mid-Tier Company Shareholders will constructively receive shares of Bank common stock in exchange for their Mid-Tier Company common stock.

         (2) The MHC will exchange its charter for an interim federal stock savings bank charter and simultaneously merge with and into the Bank (in the "MHC Merger") pursuant to the Agreement of Merger attached hereto as Exhibit B between the

              MHC and the Bank, whereby the shares of common stock of the Bank constructively held by the MHC will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the MHC.

         (3) The Bank will establish the Holding Company as a first-tier stock holding company subsidiary.

         (4) Immediately after the MHC Merger, the Holding Company will charter Interim as a wholly-owned subsidiary.

         (5) Immediately after the formation of Interim, Interim will merge with and into the Bank with the Bank as the surviving entity (in the "Bank Merger") pursuant to the Agreement of Merger attached hereto as Exhibit C between the Bank and Interim, whereby the Holding Company will become the sole Shareholder of the Bank. Constructive shareholders of the Bank (i.e., Minority Shareholders) will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Holding Company Common Stock.

         (6) Contemporaneously with the Bank Merger, the Holding Company will offer for sale its Common Stock in the Offering.

         D. As part of the Conversion, each Minority Share shall automatically, without further action of the holder thereof, be converted into and become the right to receive Holding Company Common Stock based upon the Exchange Ratio. No fractions of a share of Holding Company Common Stock shall be issued; such fraction share interests shall instead be automatically converted into cash based upon the Subscription Price. The Holding Company may require that certificates representing Minority Shares shall be submitted for exchange prior to providing a new stock certificate for shares of the Holding Company Common Stock or cash in lieu of fractional interests. In addition, cash dividends on Holding Company Common Stock shall be held until such exchange of certificates has been made, whereupon they shall be paid (without interest) to the holder thereof. The basis and arrangements for exchange of Minority Shares for Holding Company Common Stock shall otherwise be fair and reasonable.

         E. Options to purchase shares of Mid-Tier Company common stock which are outstanding immediately prior to the consummation of the Conversion shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration, vesting schedule and other terms of the options remaining unchanged.

         F. Concurrently with the filing of the Conversion application with the OTS, the Holding Company shall also seek to register the Holding Company Common Stock with the SEC and, to the extent required, any appropriate state securities authorities. In addition, the Mid-Tier Company shall prepare preliminary proxy materials as well as other applications and information for review by the SEC and the OTS in connection with the solicitation of Shareholder approval of the Plan.

         G. The Articles of Incorporation of the Holding Company (the "Articles") shall read substantially in the form of Exhibit D.

         H. The home office and branch offices of the Bank shall be unaffected by the Conversion. The executive offices of the Holding Company shall be located at the current offices of the MHC.

4.       HOLDING COMPANY APPLICATIONS AND APPROVALS

         The Board of Directors of the Mid-Tier Company, the Bank and the MHC will take all necessary steps to convert the MHC to stock form, form the Holding Company and complete the Offering. The Holding Company shall make timely applications for any requisite approvals, including without limitation, an Application on Form AC and a Holding Company Application on Form H-(e)1 or Form H-(e)1-s, to be filed with the OTS and a Registration Statement to be filled with the SEC.

5.       SALE OF SUBSCRIPTION SHARES

         The Subscription Shares will be offered simultaneously in the Subscription Offering to the Participants in the respective priorities set forth in this Plan. Subscription Shares will be available for purchase only in the priorities set forth in this Plan. The Subscription Offering may begin as early as the mailing of the proxy statement for the Special Meeting of Members. The Holding Company Common Stock will not be insured by the FDIC. The Bank will not knowingly lend funds or otherwise extend credit to any Person to purchase shares of Holding Company Common Stock.

         Any Subscription Shares not subscribed for in the Subscription Offering may be offered for sale in the Community Offering. The Subscription Offering may begin prior to the Special Meeting of Members and, in that event, the Community Offering may also begin prior to the Special Meeting of Members. The offer and sale of Holding Company Common Stock prior to the Special Meeting of Members will, however, be conditioned upon approval of the Plan by the Voting Members and Shareholders of the Mid-Tier Company.

         If feasible, any shares of Holding Company Common Stock remaining after the Subscription and Community Offerings, will be offered for sale in a Syndicated Community Offering or underwritten public offering in a manner that will achieve the widest distribution of the Holding Company Common Stock. The sale of all Holding Company Common Stock purchased in the Subscription and Community Offerings will be consummated simultaneously with the sale of any Holding Company Common Stock in the Syndicated Community Offering or underwritten public offering.

6.       PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES

         The total number of shares (or a range thereof) of Holding Company Common Stock to be offered for sale in the Offering will be determined by the Board of Directors of the MHC immediately prior to the commencement of the Subscription and Community Offerings, and will be equal to the Offering Range divided by the Subscription Price. The Offering Range will be equal to the Appraised Value Range multiplied by the Majority Ownership Interest. The estimated pro forma consolidated market value of the Holding Company will be subject to adjustment within the Appraised Value Range if necessitated by market or financial conditions, with the approval of the OTS, if necessary, and the maximum of the Appraised Value Range may be increased by up to 15% subsequent to the commencement of the Subscription and Community Offerings to reflect changes in market and financial conditions. The number of shares of Holding Company Common Stock issued in the Conversion will be equal to the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and the number of shares of Holding Company Common Stock sold in the Offering will be equal to the product of (i) the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and (ii) the Majority Ownership Interest.

         In the event that the Subscription Price multiplied by the number of shares of Holding Company Common Stock to be issued in the Conversion is below the minimum of the Appraised Value Range, or materially above the maximum of the Appraised Value Range, a resolicitation of purchasers may be required, provided, however, that up to a 15% increase above the maximum of the Appraised Value Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Bank and the MHC shall establish, with the approval of the OTS if required.

         Notwithstanding the foregoing, shares of Holding Company Common Stock will not be issued unless, prior to the consummation of the Conversion, the Independent Appraiser confirms to the Bank, the MHC, the Holding Company and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of shares of Holding Company Common Stock issued in the Conversion multiplied by the Subscription Price is incompatible with its estimate of the aggregate pro forma consolidated market value of the Holding Company. An increase in the aggregate value of the Holding Company Common Stock by up to 15% above the maximum of the Appraised Value Range, would not be deemed to be material. If such confirmation is not received, the Holding Company may cancel the Offering, extend the Conversion, establish a new Subscription Price and/or Appraised Value Range and reopen or hold a new Offering, or take such other action as the OTS may permit.

         The Holding Company Common Stock to be issued in the Conversion shall, upon issuance in accordance with this Plan, be deemed duly issued, fully paid and nonassessable, subject only to the provisions of Wis. Stats. Section 180.0622(2)(b), as it and its predecessor statutes have been judicially interpreted.

7.       RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY

         The Holding Company will apply to the OTS to retain up to 50% of the proceeds of the Offering. The Holding Company believes that the Offering proceeds will provide economic strength to the Holding Company and the Bank in a highly competitive financial services industry, and would facilitate the possible expansion through acquisition of other financial institutions, possible diversification into other related businesses and for other business and investment purposes, including the possible payment of dividends and future repurchases of the Holding Company Common Stock.

8.       SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

         A. Each Eligible Account Holder shall receive, without payment, nontransferable subscription rights to subscribe in the Subscription Offering for a number of shares equal to up to the greater of 100,000 shares, 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Holding Company Common Stock issued in the Offering by a fraction, the numerator of which is the amount of the Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the provisions of Section 14.

         B. In the event that Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Eligible Account Holders as follows:

         (1) Pursuant to the terms of the Original Restructuring Plan, the Original Eligible Account Holders shall be afforded the first priority to purchase subscription shares. However, no reduction or subordination of the subscription rights of officers and directors based upon increased deposits in the one year prior to the eligibility record date under the Original Restructuring Plan shall apply in computing this provision.

         (2) Then, to all Eligible Account Holders to the extent their Qualifying Deposits do not qualify them under the prior paragraph.

In each case, priorities among these subclasses shall be determined so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which such Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same basis until all available shares have been allocated.

     C. Subscription rights of Directors, Officers and their Associates as Eligible Account Holders which are based on deposits made by such Persons during the twelve (12) months preceding the Eligibility Record Date shall be subordinated to the subscription rights of all other Eligible Account Holders.

9.   SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)

     If Subscription Shares remain available after all subscriptions of Eligible Account Holders have been satisfied, the Employee Plans of the Holding Company and the Bank shall receive, without payment, subscription rights to purchase in the aggregate up to 10% of the total number of shares of Holding Company Common Stock issued in the Offering. The Employee Plans, if any, may purchase any shares of Holding Company Common Stock to be issued in the Offering as a result of an increase in the maximum of the Appraised Value Range after commencement of the Subscription Offering and prior to completion of the Conversion, notwithstanding the subscription rights of Eligible Account Holders. Consistent with applicable laws and regulations and practices and policies of the OTS, the Employee Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such subscription rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirements. The Employee Plans shall not be deemed to be Associates or Affiliates of or persons Acting in Concert with any Director or Officer of the Holding Company or the Bank.

10.  SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD
     PRIORITY)

     A. Each Supplemental Eligible Account Holder shall receive, without payment, nontransferable subscription rights to subscribe in the Subscription Offering for a number of shares equal to up to the greater 100,000 shares, 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Holding Company Common Stock issued in the Offering by a fraction, the numerator of which is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the availability of sufficient shares after filling in full all subscription orders of the Eligible Account Holders and Employee Plans and to the purchase limitations specified in Section 14.

     B. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each such subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Supplemental Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each such Supplemental Eligible Account Holder bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same basis until all available shares have been allocated or all subscriptions satisfied.

11.  SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)

     A. Each Other Member shall receive, without payment, nontransferable subscription rights to subscribe in the Subscription Offering for a number of Subscription Shares equal to up to the greater of 100,000 shares, or 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, subject to the availability of sufficient shares after filling in full all subscription orders or Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders and to the purchase limitations specified in Section 14.

     B. In the event that such Other Members subscribe for a number of Subscription Shares which, when added to the Subscription Shares subscribed for by the Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of Subscription Shares to be issued, the subscriptions of such Other Members will be allocated to Other Members in proportion to the amounts of their relative subscriptions.

12.  COMMUNITY OFFERING

     If less than the total number of shares of Holding Company Common Stock to be sold in the Offering are subscribed for in the Subscription Offering, shares remaining unsubscribed for may be made available for purchase in the Community Offering to members of the general public. In the Community Offering, any Person may purchase up to 100,000 shares, subject to the overall purchase limitations specified in Section 14. The shares may be made available in the Community Offering through a direct community marketing program which may provide for a broker, dealer, consultant or investment banking firm experienced and expert in the sale of savings institutions securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. In the event orders for Holding Company Common Stock in the Community Offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of Minority Shareholders as of the Voting Record Date, next to cover orders of natural persons residing in the Community, and thereafter to cover orders of other members of the general public. In the event orders for Holding Company Common Stock in any of these categories exceed the number of shares available for sale, shares shall be allocated up to a maximum of 2% of the Holding Company Common Stock issued in the Offering and thereafter remaining shares shall be allocated on a pro rata basis within a category based on the amount of the relative orders. The Holding Company shall make the distribution of the Holding Company Common Stock to be sold in the Community Offering in such a manner as to promote a wide distribution of the Holding

Company Common Stock. The Holding Company reserves the right to reject any or all orders, in whole or in part, which are received in the Community Offering.

13.  SYNDICATED COMMUNITY OFFERING

     If feasible, the Board of Directors of the MHC may determine to offer for sale in a Syndicated Community Offering shares of Holding Company Common Stock not purchased in the Subscription and Community Offerings, subject to such terms, conditions and procedures as may be determined by the Holding Company, in a manner that will achieve the widest distribution of the Holding Company Common Stock, subject to the right of the Bank to accept or reject in whole or in part any subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any Person may purchase up to 100,000 shares, subject to the maximum purchase limitations specified in Section 14. Provided the Subscription Offering has begun, the MHC may begin the Syndicated Community Offering at any time after the mailing to the Members of the proxy statement to be used in connection with the Special Meeting of Members, provided, however, that the completion of the offer and sale of Holding Company Common Stock in the Conversion shall be conditioned upon the approval of this Plan by the Voting Members. If the Syndicated Community Offering does not begin pursuant to the provisions of the preceding sentence, the Syndicated Community Offering will begin as soon as practicable following the date upon which the Subscription and Community Offerings terminate.

     Alternatively, if a Syndicated Community Offering is not held, the Bank shall have the right to sell any shares of Holding Company Common Stock remaining following the Subscription and Community Offerings in an underwritten firm commitment public Offering. The provisions of Section 14 shall not be applicable to sales to underwriters for purposes of such an Offering but shall be applicable to the sales by the underwriters to the public. The price to be paid by the underwriters in such an Offering shall be equal to the Subscription Price less an underwriting discount to be negotiated among such underwriters and the MHC, which will in no event exceed an amount deemed to be acceptable by the OTS.

     If for any reason a Syndicated Community Offering or an underwritten firm commitment public offering of shares of Holding Company Common Stock not sold in the Subscription and Community Offerings cannot be effected, or in the event that any insignificant residue of shares of Holding Company Common Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community or underwritten firm commitment public Offering, other arrangements will be made for the disposition of unsubscribed shares by the MHC, if possible. Such other purchase arrangements will be subject to the approval of the OTS.

14.  LIMITATIONS ON PURCHASES

     The following limitations shall apply to all purchases of shares of Holding Company Common Stock in the Conversion:

     A. The maximum number of shares of Holding Company Common Stock which may be subscribed for or purchased in all categories in the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert shall not exceed 250,000 shares of Holding Company Common Stock, except for the Employee Plans which may subscribe for up to 10% of the Holding Company Common Stock issued in the Offering (including shares issued in the event of an increase in the maximum of the Offering Range of up to 15%).

     B. The maximum number of shares of Holding Company Common Stock which may be purchased in all categories of the Offering by Officers and Directors and their Associates in the aggregate, when combined with Exchange Shares received by such Persons, shall not exceed 25% of the shares of Holding Company Common Stock issued in the Conversion.

     C. A minimum of 25 shares of Holding Company Common Stock must be purchased by each Person purchasing shares in the Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Holding Company Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.

     D. The maximum number of shares of Holding Company Common Stock which may be subscribed for or purchased in all categories of the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert, combined with Exchange Shares received by any such Person or Participant together with any Associate or group of Persons Acting in Concert, shall not exceed 3% of the shares of Holding Company Common Stock outstanding immediately upon completion of the Conversion, except for the Employee Plans which may subscribe for up to 10% of the shares of Holding Company Common Stock issued in the Offering (including shares issued in the event of an increase in the maximum of the Offering Range of up to 15%).

     If the number of shares of Holding Company Common Stock otherwise allocable pursuant to Sections 8 through 13, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Holding Company Common Stock allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above limits.

     Depending upon market or financial conditions, the Board of Directors of the MHC, with the approval of the OTS and without further approval of the Members, may decrease or increase the purchase limitations in this Plan, provided, however, that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the shares issued in the Conversion except as provided below. If the MHC increases the maximum purchase limitations, the Holding Company is only required to resolicit Persons who subscribed in the Subscription Offering for the maximum purchase amount and may, in the sole discretion of the MHC resolicit certain other large subscribers. In the event that the maximum purchase limitation is increased to 5% of the shares issued in the Conversion, such limitation may be further increased to 9.99%, provided, however, that orders for Holding Company Common Stock exceeding 5% of the shares of Holding Company Common Stock issued in the Conversion shall not exceed in the aggregate 10% of the total shares of Holding Company Common Stock issued in the Conversion. Requests to purchase additional shares of the Holding Company Common Stock in the event that the purchase limitation is so increased will be determined by the Board of Directors of the MHC in its sole discretion. In the event of an increase in the total number of shares offered in the Offering due to an increase in the maximum of the Offering Range of up to 15% (the "Adjusted Maximum"), the additional shares will be used in the following order of priority: (i) to fill the Employee Plans' subscription to the Adjusted Maximum; (ii) in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of such subscribers according to such respective priorities; and (iii) to fill unfulfilled subscriptions in the Community Offering with preference given first to Minority Shareholders as of the Voting Record Date and then to natural persons residing in the Community.

     For purposes of this Section 14 and notwithstanding any other provision hereof, (i) the Directors of the Bank, the Mid-Tier Company and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors of the Bank, the Mid-Tier Company, the MHC or the Holding Company; and (ii) except for the limitations provided by Section 14(D), which shall apply, Holding Company Common Stock obtained (or to be obtained upon the exercise of options) upon the conversion of Minority Shares in the Exchange Offer shall not be included in determining any limitations on subscriptions.

     Each Person purchasing Holding Company Common Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

15.  PAYMENT FOR HOLDING COMPANY COMMON STOCK

     All payments for Holding Company Common Stock purchased in the Subscription and Community Offerings must be delivered in full to the Bank, together with a properly completed and executed Order Form, up to the expiration date of the Offering; provided, however, that if the Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Holding Company Common Stock subscribed for by such plans at the Subscription Price upon consummation of the Conversion. Notwithstanding the foregoing, the Holding Company shall have the right, in its sole discretion, to permit institutional investors to submit contractually irrevocable orders in the Offering and to thereafter submit payment by wire transfer for the Holding Company Common Stock for which they are subscribing in the Offering at any time prior to 48 hours before the completion of the Conversion, unless such 48 hour period is waived by the Holding Company in its sole discretion.

     Payment for Holding Company Common Stock subscribed for shall be made either by check, money order or bank draft. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares for which they have subscribed by authorizing the Bank on the Order Form to make a withdrawal from the types of Deposit Accounts at the Bank indicated on the Order Form in an amount equal to the aggregate Subscription Price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Deposit Account but may not be used by the subscriber during the Offering. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the Bank at the passbook rate on payments for Holding Company Common Stock received by check. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Conversion. If for any reason the Conversion is not consummated, all payments made by subscribers in the Subscription and Community Offerings will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal. The Bank is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Conversion, and therefore, will not do so.

16.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

     As soon as practicable after the Prospectus prepared by the Holding Company and Bank has been declared effective by the SEC, Order Forms will be distributed to the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members at their last known addresses as of the most recent eligibility date that appears on the records of the Bank for the purpose of subscribing for shares of Holding Company Common Stock in the Subscription Offering and will be made available for use by Persons in the Community Offering. Notwithstanding the foregoing, the MHC may elect to send Order Forms only to those Persons who request them after receipt of such notice in a form approved by the OTS and which is adequate to apprise the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members of the pendency of the Subscription Offering. Such notice may be included with the proxy statement for the Special Meeting of Members and the proxy statement for the Special Meeting of Shareholders, and may also be included in the notice of the pendency of the Conversion and the Special Meeting of Members sent to all Eligible Account Holders in accordance with regulations of the OTS.

     Each Order Form will be preceded or accompanied by a Prospectus describing the Holding Company, the Bank, the Holding Company Common Stock and the Offering. Each Order Form will contain, among other things, the following:

     A. A specified date by which all Order Forms must be received by the Bank, which date shall be not less than twenty (20), nor more than forty-five
(45) days, following the date on which the Order Forms are mailed by the Bank, and which date will constitute the termination of the Subscription Offering;

     B. The Subscription Price per share for shares of Holding Company Common Stock to be sold in the Offering;

     C. A description of the minimum and maximum number of Subscription Shares which may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Community Offering;

     D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of Subscription Shares for which such person elects to subscribe and the available alternative methods of payment therefor;

     E. An acknowledgment that the recipient of the Order Form has received a final copy of the Prospectus prior to execution of the Order Form;

     F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Holding Company within the subscription period such properly completed and executed Order Form, together with payment in the full amount of the aggregate purchase price as specified in the Order Form for the shares of Holding Company Common Stock for which the recipient elects to subscribe (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber's Deposit Account at the Bank); and

     G. A statement to the effect that the executed Order Form, once received by the Holding Company, may not be modified or amended by the Subscriber without the consent of the Holding Company.

     Notwithstanding the above, the Holding Company reserves the right in its sole discretion to accept or reject orders received on photocopied or facsimiled Order Forms.

17.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

     In the event Order Forms (a) are not delivered and are returned to the Holding Company or the Bank by the United States Postal Service, (b) are not received by the Holding Company or are received by the Holding Company after the expiration date specified thereon, (c) are completed or executed defectively,
(d) are not accompanied by the full required payment, or, in the case of institutional investors in the Community Offering, by delivering irrevocable orders together with a legally binding commitment to pay by wire transfer the full amount of the Subscription Price prior to 48 hours before the completion of the Conversion, unless waived by the Holding Company, for the shares of Holding Company Common Stock subscribed or ordered (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the Account Holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon; provided, however, that the Holding Company may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed or ordered shares by such date as the Holding Company may specify. The interpretation of the Holding Company of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the OTS.

18.  RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

     The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for shares of Holding

Company Common Stock pursuant to this Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Holding Company Common Stock in the Subscription Offering if such Person resides in a foreign country; or in a State of the United States with respect to which any of the following apply: (A) a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state; (B) the issuance of subscription rights or the offer or sale of shares of Holding Company Common Stock to such Persons would require the Holding Company under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; or (C) such registration or qualification would be impracticable for reasons of cost or otherwise.

19.  ESTABLISHMENT OF LIQUIDATION ACCOUNT

     The Bank shall establish at the time of the MHC Merger a Liquidation Account in an amount equal to the greater of: (a) the percentage of the outstanding shares of the common stock of the Mid-Tier Company owned by the MHC prior to the Mid-Tier Merger multiplied by the Mid-Tier Company's total Shareholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus utilized in the Conversion; or (b) the retained earnings of the Bank at the time the Bank underwent its mutual holding company reorganization. Following the Conversion, the Liquidation Account will be maintained by the Bank for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. Each Eligible Account Holder and Supplement Eligible Account Holder shall, with respect to his Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to his Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or to such balance as it may be subsequently reduced, as hereinafter provided.

     In the unlikely event of a complete liquidation of the Bank (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account in the amount of the then adjusted subaccount balance of his Deposit Account then held, before any liquidation distribution may be made to any holders of the Bank's capital stock. No merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC insured institution, in which the Bank is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

     The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of the Qualifying Deposits of such Account Holder and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below. If, at the close of business on any December 31 annual closing date, commencing on or after the effective date of the Conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.

       The creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Bank, except that Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below (i) the amount required for the Liquidation Account; or (ii) the minimum regulatory capital requirements of the Bank contained in Part 567 of the Rules and Regulations of the OTS.

20.    VOTING RIGHTS OF SHAREHOLDERS

       Following consummation of the Conversion, voting rights with respect to the Bank shall be held and exercised exclusively by the holders of its capital stock. The holders of the voting capital stock of the Holding Company shall have the exclusive voting rights with respect to the Holding Company.

21.    RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

       A. All shares of Holding Company Common Stock purchased by Directors or Officers in the Offering shall be subject to the restriction that, except as provided in this Section or as may be approved by the OTS, no interest in such shares may be sold or otherwise disposed of for value for a period of one year following the date of purchase in the Offering.

       B. The restriction on disposition of Holding Company Common Stock set forth above in this Section shall not apply to the following:

       (1) Any exchange of such shares in connection with a merger or acquisition involving the Bank or the Holding Company, as the case may be, which has been approved by the OTS; and

       (2) Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of this Plan.

       C. With respect to all shares of Holding Company Common Stock subject to the restrictions on resale or subsequent disposition described in paragraph A above, each of the following provisions shall apply:

       (1) Each certificate representing shares restricted by this section shall bear a legend prominently stamped on its face giving notice of the restriction;

       (2) Instructions shall be issued to the stock transfer agent for the Holding Company not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

       (3) Any shares of capital stock of the Holding Company issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding shares of Holding Company Common Stock subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Holding Company Common Stock.

22. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION

       For a period of three years following the Conversion, no Officer, Director or their Associates shall purchase, without the prior written approval of the OTS, any outstanding shares of Holding Company Common Stock except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than 1% of the outstanding shares of Holding Company Common Stock, the exercise of any options pursuant to a stock option plan or purchases of Holding Company Common Stock made by or held by any Tax-Qualified Employee Stock Benefit Plan or NonTax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company (including the Employee Plans) which may be attributable to any Officer or Director. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any Person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

23.    TRANSFER OF DEPOSIT ACCOUNTS

       Each Person holding a Deposit Account at the Bank at the time of Conversion shall retain an identical Deposit Account at the Bank following the Conversion in the same amount and subject to the same terms and conditions (except as to voting and liquidation rights).

24.    REGISTRATION AND MARKETING

       Within the time period required by applicable laws and regulations, the Holding Company will register the securities issued in connection with the Conversion pursuant to the Securities Exchange Act of 1934 (or will be a successor issuer that succeeds to the registration of the Mid-Tier Company) and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the Bank or any holding company of the Bank. In addition, the Bank or Holding Company will use its best efforts to encourage and assist a market-maker to the establish and maintain a market for the Holding Company Common Stock and to list those securities on a national or regional securities exchange or the Nasdaq Stock Market.

25.    TAX RULINGS OR OPINIONS

       Consummation of the Conversion is expressly conditioned upon prior receipt by the MHC, the Mid-Tier Company and the Bank of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling, an opinion of counsel, or a letter of advice from their tax advisor with respect to Wisconsin tax laws, to the effect that consummation of the transactions contemplated by the Conversion and this Plan will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the MHC, the Mid-Tier Company, the Holding Company or the Bank, or the Account Holders receiving subscription rights before or after the Conversion, except in each case to the extent, if any, that subscription rights are deemed to have value on the date such rights are issued.

26.    STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

       A. The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion, including without limitation, an ESOP. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Holding Company Common Stock in the Conversion, to the extent permitted by the terms of such benefit plans and this Plan.

       B. As a result of the Conversion, the Holding Company shall be deemed to have ratified and approved the stock benefit plans maintained by the Bank and the Mid-Tier Company and shall have agreed to issue (and reserve for issuance) Holding Company Common Stock in lieu of common stock of the Mid-Tier Company pursuant to the terms of such benefit plans. Upon consummation of the Conversion, the Mid-Tier Company common stock held by such benefit plans shall be converted into Holding Company Common Stock based upon the Exchange Ratio. Also upon consummation of the Conversion, (i) all rights to purchase, sell or receive Mid-Tier Company common stock and all rights to elect to make payment in Mid-Tier Company common stock under any agreement between the Bank or the Mid-Tier Company on the one hand and any Director, Officer or Employee thereof on the one hand or under any plan or program of the Bank or the Mid-Tier Company shall automatically, by operation of law, be converted into and shall become an identical right to purchase, sell or receive Holding Company Common Stock and an identical right to make payment in Holding Company Common Stock under any such agreement between the Bank or the Mid-Tier Company on the one hand and any Director, Officer or Employee thereof on the one hand or under such plan or program of the Bank, and (ii) rights outstanding under any stock option plan of the Bank or the Mid-Tier Company shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock based upon the Exchange Ratio and the number of shares of Mid-Tier Company common stock that were available thereunder immediately prior to consummation of the Conversion, with the price adjusted to reflect the Exchange Ratio but with no change in any other term or condition of such right.

       C. The Holding Company and the Bank are authorized to enter into employment agreements with their executive officers. Existing employment agreements shall remain in effect and binding upon any successor corporations, subject to their terms, unless affirmatively terminated or replaced.

         D. The Holding Company and the Bank are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that such plans conform to any applicable requirements of OTS regulations.

27.      RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY

         A. In accordance with OTS regulations, for a period of three years from the date of consummation of the Conversion, no Person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Holding Company without the prior written consent of the OTS.

         (1) The charter of the Bank may contain a provision stipulating that no Person, except the Holding Company, for a period of five years following the closing date of the Conversion, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Bank, without the prior written approval of the OTS. In addition, such charter may also provide that for a period of five years following the closing date of the Conversion, shares beneficially owned in violation of the above-described charter provision shall not be entitled to vote and shall not be voted by any Person or counted as voting stock in connection with any matter submitted to Shareholders for a vote. In addition, special meetings of the shareholders relating to changes in control or amendment of the charter may only be called by the Board of Directors of the Bank, and shareholders shall not be permitted to cumulate their votes for the election of Directors.

         (2) The Articles of the Holding Company will contain a provision stipulating that in no event shall any record owner (other than any Employee Benefit Plan) of any outstanding shares of Holding Company Common Stock who beneficially owns in excess of 10% of such outstanding shares during the period provided in Subsection
              (A)(1) above be entitled or permitted to any vote in respect to any shares held in excess of 10%. In addition, the Articles and Bylaws of the Holding Company will contain provisions which provide for staggered terms of the Directors, non-cumulative voting for Directors, limitations on the calling of special meetings and certain notice requirements.

         B.   For the purposes of this section:

         (1) The term "Person" includes an individual, a firm, a corporation or other entity;

         (2) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

         (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

      (4) The term "security" includes nontransferable subscription rights issued pursuant to a plan of conversion as well as a "security" as defined in Section 2(a)(1) of the Securities Act of 1933.

28.   PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

      A. The Holding Company shall comply with any applicable OTS regulation in the repurchase of any shares of its capital stock during the first year following consummation of the Conversion.

      B. The Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the Liquidation Account or (ii) the minimum regulatory capital requirement in Section 567.2 of the Rules and Regulations of the OTS. Otherwise, the Bank may declare dividends or make capital distributions in accordance with applicable law and regulations, including 12 C.F.R. Section 563.141 et. seq. or its successor.

29.   CHARTER AND BYLAWS

      By voting to adopt this Plan, Members of the MHC will be voting to adopt the Articles and the Bylaws for the Holding Company attached as Exhibits D and E to this Plan.

30.   CONSUMMATION OF CONVERSION AND EFFECTIVE DATE

      The Effective Date of the Conversion shall be the date upon which the Articles of Combination shall be filed with the OTS with respect to the MHC Merger, the Mid-Tier Merger and the Bank Merger. The Articles of Combination shall be filed with the OTS after all requisite regulatory, member and Shareholder approvals have been obtained, all applicable waiting periods have expired, and sufficient subscriptions and orders for Subscription Shares have been received. The Closing of the sale of all shares of Holding Company Common Stock sold in the Subscription Offering, Community Offering and/or Syndicated Community Offering shall occur simultaneously on the effective date of the Closing.

31.   EXPENSES OF CONVERSION

      The MHC, the Mid-Tier Company, the Bank and the Holding Company may retain and pay for the services of legal, financial and other advisors to assist in connection with any or all aspects of the Conversion, including the Offering, and such parties shall use their best efforts to assure that such expenses shall be reasonable.

32.   AMENDMENT OR TERMINATION OF PLAN

      This Plan may be substantively amended by the Board of Directors of the MHC at the discretion of the Board of Directors or as a result of comments from regulatory authorities at any time prior to the solicitation of proxies from Members and Mid-Tier Company Shareholders to vote on this Plan, and at any time thereafter by the Board of Directors of the MHC with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and Mid-Tier Company Shareholders with the approval of the OTS shall not necessitate further approval by the Members or Mid-Tier Company Shareholders unless otherwise required by the OTS. This Plan may be terminated by the Board of Directors of the MHC at any time prior to the Special Meeting of Members and the Special Meeting of Shareholders to vote on this Plan, and at any time thereafter with the concurrence of the OTS.

      By the adoption of the Plan, the Members of the MHC authorize the Board of Directors of the MHC to amend or terminate the Plan under the circumstances set forth in this Section.

33.   CONDITIONS TO CONVERSION

      Consummation of the Conversion pursuant to this Plan is expressly conditioned upon the following:

      A. Prior receipt by the MHC, the Mid-Tier Company, and the Bank of rulings of the United States Internal Revenue Service and the State of Wisconsin taxing authorities, or opinions of counsel or tax advisers, as described in
Section 25 hereof;

      B. The sale of the shares of Holding Company Common Stock offered in the Conversion; and

      C.   The completion of the Conversion within the time period specified in
Section 3 of this Plan.

34.   INTERPRETATION

      All interpretations of this Plan and application of its provisions to particular circumstances made by a majority of the Board of Directors of the MHC shall be final for all intents and purposes, subject to the authority of the OTS.

                                                                      Exhibit A

                       FORM OF AGREEMENT OF MERGER BETWEEN
                            BANK MUTUAL CORPORATION,
                           BKMU INTERIM SAVINGS BANK I
                                       AND
                                   BANK MUTUAL


       THIS AGREEMENT OF MERGER (this "Merger Agreement"), dated as of _____________, 2003, is made by and between Bank Mutual Corporation, a federal corporation ("Mid-Tier Company"), Bank Mutual, a federal savings association f/k/a "Mutual Savings Bank" (the "Bank") and BKMU Interim Savings Bank I, an interim federal savings bank ("Interim I").

                                R E C I T A L S :

       1. Mid-Tier Company is a federal corporation which owns 100% of the common stock of the Bank.

       2. Pursuant to the Merger Agreement, Mid-Tier Company will convert to or exchange its charter for a federal interim savings bank charter and shall merge with and into the Bank with the Bank as the surviving entity (the "Mid-Tier Merger"). The Mid-Tier Company Shareholders shall constructively receive shares of Bank common stock in exchange for Mid-Tier Company common stock that they actually or constructively hold.

       3. At least two-thirds of the members of the boards of directors of the Bank, Interim I and Mid-Tier Company have approved this Merger Agreement under which Mid-Tier Company shall be merged with and into the Bank with the Bank as the surviving or resulting institution (the "Resulting Institution"), and authorized the execution and delivery thereof.

       4. This Merger Agreement (and the transactions contemplated hereby) are being entered into to facilitate the conversion of Bank Mutual Bancorp, MHC to stock form pursuant to that certain Plan of Restructuring for the Conversion and Reorganization of Bank Mutual Bancorp, MHC (the "Plan").

       NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

       1. MERGER. At and on the Effective Date (as defined below), (i) Mid-Tier Company shall exchange its charter for the charter of Interim I and will merge with and into the Bank with the Bank as the Resulting Institution, and (ii) Mid-Tier Company/Interim I Shareholders shall constructively receive shares of Bank common stock in exchange for their Mid-Tier Company/Interim I common stock.

       2. EFFECTIVE DATE. The Mid-Tier Merger shall not be effective until and unless it is approved by the Director of the Office of Thrift Supervision (the "OTS") after approval by at least two-thirds of the outstanding common stock of Mid-Tier Company and the Articles of Combination shall have been filed with the OTS with respect to the Mid-Tier Merger. Approval of the Plan by the Shareholders of Mid-Tier Company shall also constitute approval of this Merger Agreement.

       3.  NAME. The name of the Resulting Institution shall be Bank Mutual.

       4.  OFFICES. The main office of the Resulting Institution shall be 4949
W. Brown Deer Road, Brown Deer, Wisconsin 53223. The offices of the Bank that were in lawful operation prior to the Mid-Tier Merger shall be operated as offices of the Resulting Institution after the Mid-Tier Merger.

       5. DIRECTORS AND OFFICERS. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

       6. RIGHTS AND DUTIES OF THE RESULTING INSTITUTION. At the Effective Date, the Mid-Tier Company shall convert to Interim I, which shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings association as provided in its charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Mid-Tier Company, Interim I and the Bank shall be automatically transferred to and vested in the Resulting Institution by virtue of the Mid-Tier Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by Mid-Tier Company, Interim I and the Bank. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of Mid-Tier Company, Interim I and the Bank immediately prior to the Mid-Tier Merger, including liabilities for all debts, obligations and contracts of Mid-Tier Company, Interim I and the Bank, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mid-Tier Company and the Bank. The Shareholders of the Bank shall possess all voting rights with respect to the shares of stock of the Bank. All rights of creditors and other obligees and all liens on property of Mid-Tier Company, Interim I and the Bank shall be preserved and shall not be released or impaired.

       7. OTHER TERMS. All terms used in this Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Merger Agreement and the Conversion.

       IN WITNESS WHEREOF, Mid-Tier Company, Interim I and the Bank have caused this Merger Agreement to be executed as of the date first above written.

                                       BANK MUTUAL CORPORATION
ATTEST:

By:________________________________    By:_____________________________________
   Eugene H. Maurer, Jr., Secretary       Michael T. Crowley, Jr., Chairman


                                       BANK MUTUAL
ATTEST:

By:________________________________    By:_____________________________________
   Eugene H. Maurer, Jr., Secretary       Michael T. Crowley, Jr., President


                                       BKMU INTERIM SAVINGS BANK I
ATTEST:

By:________________________________    By:_____________________________________
   Eugene H. Maurer, Jr., Secretary       Michael T. Crowley, Jr., President

                                                                       Exhibit B

                           FORM OF AGREEMENT OF MERGER
                                     BETWEEN
                            BANK MUTUAL BANCORP, MHC,
                          BKMU INTERIM SAVINGS BANK II
                                       AND
                                   BANK MUTUAL

       THIS AGREEMENT OF MERGER (this "Merger Agreement"), dated as of ___________, 2003, is made by and between Bank Mutual Bancorp, MHC, a federal mutual holding company f/k/a "Mutual Savings Bancorp, MHC" (the "MHC"), Bank Mutual, a federal savings association f/k/a "Mutual Savings Bank" (the "Bank"), and BKMU Interim Savings Bank II, an interim federal savings bank ("Interim II").

                                R E C I T A L S :

       1. The MHC is a federal mutual holding company with no authorized shares of capital stock.

       2. After the merger of Bank Mutual Corporation and BKMU Interim Savings Bank I into the Bank, the majority of the shares of common stock of the Bank will be owned by the MHC, and the remainder of the shares of common stock of the Bank will be constructively owned by the Bank's employees, directors and the public (the "Minority Shareholders").

       3. Pursuant to this Merger Agreement, the MHC will convert to or exchange its charter for the federal interim savings bank charter of Interim II, and Interim II shall merge with and into the Bank with the Bank as the surviving entity (the "MHC Merger"). Each Eligible Account Holder and Supplemental Eligible Account Holder, as defined in the Plan of Restructuring for the Conversion and Reorganization of Bank Mutual Bancorp, MHC (the "Plan"), will receive as interest in a liquidation account ("Liquidation Account") of the Bank in exchange for such person's interest in the MHC.

       4. At least two-thirds of the members of the boards of directors of the Bank and the MHC have approved this Merger Agreement and the MHC Merger (as described below) and authorized the execution and delivery thereof.

       5. This Merger Agreement (and the transactions contemplated hereby) are being entered into to facilitate the conversion of the MHC to stock form pursuant to the Plan.

       NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

       1. MERGER. At and on the Effective Date (as defined below), (i) the MHC shall convert to or exchange its charter for the charter of Interim II, and Interim II will merge with and into the Bank (the "MHC Merger") with the Bank as the surviving or resulting institution (the "Resulting Institution"), (ii) each share of Bank common stock owned by the MHC shall be canceled, and (iii) each Eligible Account Holder and Supplemental Eligible Account Holder shall automatically receive an interest in the Liquidation Account which shall be established in the Bank, in exchange for such person's interest in the MHC as set forth in the Plan.

     2. EFFECTIVE DATE. The MHC Merger shall not be effective until and unless it is approved by the Director of the Office of Thrift Supervision (the "OTS") after approval by (i) two-thirds of the outstanding common stock of the Bank, and (ii) a majority of the members of the MHC, and the Articles of Combination shall have been filed with the OTS with respect to the MHC Merger. Approval of the Plan by the members of the MHC shall also constitute approval of this Merger Agreement.

     3.   NAME. The name of the Resulting Institution shall be Bank Mutual.

     4. OFFICES. The main offices of the Resulting Institution shall be 4949 West Brown Deer Road, Brown Deer, Wisconsin 53223. The offices of the Bank that were in lawful operation prior to the MHC Merger shall continue to be operated as the offices of the Resulting Institution after the MHC Merger.

     5. DIRECTORS AND OFFICERS. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

     6. RIGHTS AND DUTIES OF THE RESULTING INSTITUTION. At the Effective Date, the MHC shall convert to Interim II, which shall merge with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings association as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the MHC, Interim II and the Bank shall be automatically transferred to and vested in the Resulting Institution by virtue of such merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the MHC, Interim II and the Bank. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of both the MHC, Interim II and the Bank immediately prior to the MHC Merger, including liabilities, debts, obligations and contracts of the MHC, Interim II and the Bank, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the MHC, Interim II and the Bank. The Shareholders of the Bank shall possess all voting rights with respect to the shares of stock of the Bank. All rights of creditors and other obligees and all liens on property of either the MHC, Interim II and the Bank shall be preserved and shall not be released or impaired.

     7. OTHER TERMS. All terms used in this Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Merger Agreement and the Conversion.

     IN WITNESS WHEREOF, the MHC, Interim II and the Bank have caused this Merger Agreement to be executed as of the date first above written.

                                       BANK MUTUAL BANCORP, MHC
ATTEST:

By:________________________________    By:_____________________________________
   Eugene H. Maurer, Jr., Secretary       Michael T. Crowley, Jr., President


                                       BANK MUTUAL

ATTEST:

By:________________________________    By:_____________________________________
   Eugene H. Maurer, Jr., Secretary       Michael T. Crowley, Jr., President


                                       BKMU INTERIM SAVINGS BANK II
ATTEST:

By:________________________________    By:_____________________________________
   Eugene H. Maurer, Jr., Secretary       Michael T. Crowley, Jr., President

                                                                       Exhibit C

                           FORM OF AGREEMENT OF MERGER
                                     BETWEEN
                                   BANK MUTUAL
                                       AND
                           MUTUAL INTERIM SAVINGS BANK

     THIS AGREEMENT OF MERGER (this "Merger Agreement"), dated as of __________________, 2003, is made by and between Bank Mutual, a federal savings association f/k/a "Mutual Savings Bank" (the "Bank"), and Mutual Interim Savings Bank, an interim federal savings Bank ("Interim").

                                R E C I T A L S :

     1. The Bank is a federal savings association that immediately prior to the transactions contemplated by this Merger Agreement and the Plan of Restructuring for the Conversion and Reorganization of Bank Mutual Bancorp, MHC (the "Plan") was a wholly-owned subsidiary of Bank Mutual Corporation (the "Mid-Tier Company"), a Federal corporation. Mid-Tier Company was a majority-owned subsidiary of Bank Mutual Bancorp, MHC (the "MHC").

     2. Pursuant to the Plan and its related merger agreements, (i) Mid-Tier Company has converted to BKMU Interim Savings Bank I, an interim federal savings bank ("Interim I") and Interim I has merged with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity, (ii) Mid-Tier Company Shareholders have constructively received shares of Bank common stock in exchange for their Mid-Tier Company common stock, (iii) the MHC has converted to, or exchanged its charter for, a federal interim savings bank ("Interim II") which has merged with and into the Bank with the Bank as the resulting entity, and (iv) each Eligible Account Holder and Supplemental Eligible Account Holder (as defined in the Plan) has received an interest in a Liquidation Account of the Bank in exchange for such person's interest in the MHC.

     3. Pursuant to the Plan, following the completion of each of the steps outlined in paragraph 2 above, the Bank has organized Bank Mutual Corporation, a Wisconsin corporation (the "Holding Company"), to become the holding company of the Bank, and the Holding Company has organized Interim for the purpose of facilitating the conversion of the MHC to stock form (the "Conversion") pursuant to the Plan.

     4. At least two-thirds of the members of the boards of directors of the Bank and Interim have approved this Merger Agreement under which Interim shall be merged with and into the Bank with the Bank as the surviving or resulting institution, and authorized the execution and delivery thereof.

     5. This Merger Agreement (and the transactions contemplated hereby) is being entered into to facilitate the conversion of the MHC to stock form pursuant to the Plan.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

     1. MERGER. At and on the Effective Date (as defined below) and immediately following the Mid-Tier Merger and the MHC Merger (i) Interim will merge with and into the Bank (the "Bank Merger") with the Bank as the surviving or resulting institution ("Resulting Institution"), whereby (ii) all constructive shareholders of the Bank (i.e., Minority Shareholders immediately prior to the Conversion) will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Holding Company Common Stock.

     2. STOCK OFFERING. Immediately after the Bank Merger, the Holding Company shall sell shares of its common stock in a subscription and community offering as described in the Plan.

     3. EFFECTIVE DATE. The Bank Merger shall not be effective until and unless it is approved by the Director of the Office of Thrift Supervision (the "OTS") after approval by at least two-thirds of the outstanding common stock of the Bank and Interim, and the Articles of Combination shall have been filed with the OTS with respect to the Bank Merger.

     4.   NAME. The name of the Resulting Institution shall be Bank Mutual.

     5. OFFICES. The main offices of the Resulting Institution shall be 4949 West Brown Deer Road, Brown Deer, Wisconsin 53223. The offices of the Bank that were in lawful operation prior to the Bank Merger shall be operated as offices of the Resulting Institution after the Bank Merger.

     6. DIRECTORS AND OFFICERS. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

     7. RIGHTS AND DUTIES OF THE RESULTING INSTITUTION. At the Effective Date, Interim shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings association as provided in its charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Interim and the Bank shall be automatically transferred to and vested in the Resulting Institution by virtue of the Bank Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by Interim and the Bank. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of Interim and the Bank immediately prior to the Bank Merger, including liabilities for all debts, obligations and contracts of Bank and Interim, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of Interim and the Bank. The Shareholders of the Resulting Institution shall possess all voting rights with respect to the shares of stock of the Bank. All rights of creditors and other obligees and all liens on property of Interim and the Bank shall be preserved and shall not be released or impaired.

     8. OTHER TERMS. All terms used in this Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of the Merger Agreement and the Conversion.

     IN WITNESS WHEREOF, the Bank and Interim have caused this Merger Agreement to be executed as of the date first above written.

                                      BANK MUTUAL

ATTEST:

By:________________________________   By:_____________________________________
   Eugene H. Maurer, Jr., Secretary      Michael T. Crowley, Jr., President


                                      MUTUAL INTERIM SAVINGS BANK
ATTEST:

By:________________________________   By:_____________________________________
   Eugene H. Maurer, Jr., Secretary      Michael T. Crowley, Jr., President

                                                                       Exhibit D

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             BANK MUTUAL CORPORATION

These Restated Articles of Incorporation ("Articles") of Bank Mutual Corporation, a corporation incorporated under Chapter 180 of the Wisconsin Statutes, the Wisconsin Business Corporation Law, supersede and take the place of the existing Articles of Incorporation and all prior amendments thereto.

                                ARTICLE I. NAME

The name of the corporation is BANK MUTUAL CORPORATION.

                              ARTICLE II. PURPOSE

The corporation is organized for the purposes of (1) acting as a bank holding company, savings bank or savings association holding company and/or financial holding company and (2) engaging in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.

                   ARTICLE III. DESCRIPTION OF CAPITAL STOCK

     3.01 Authorized Number and Classes of Shares

     The aggregate number of shares which the corporation shall have authority to issue is Two Hundred Twenty Million (220,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of Common Stock of the par value of One Cent ($.01) per share (hereinafter called the "Common Stock") and Twenty Million (20,000,000) shares of Preferred Stock of the par value of One Cent ($.01) per share (hereinafter called the "Preferred Stock").

     3.02 Common Stock Provisions

          (a) Dividends. Subject to any rights of holders of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time from any funds, property or shares legally available therefor.

          (b) Voting Rights. Subject to any rights of holders of Preferred Stock to vote on a matter as a class or series, [and subject to the other provisions of these Articles of Incorporation and of Wisconsin law,] each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of holders of Common Stock at a meeting of Shareholders.

          (c) Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock, subject to any rights of holders of Preferred Stock, shall be entitled to receive the net balance of any remaining assets of the corporation.

          (d) No Preemptive Rights. No holder of Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase or receive any part of any new or additional issue of stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized, or whether issued for cash, property or services, by way of dividend, or in exchange for the stock of another corporation.

     3.03 Preferred Stock Provisions

     The Board of Directors shall have authority to divide the Preferred Stock into series, to issue shares of any such series and, within the limitations set forth in these Articles of Incorporation or prescribed by law, to fix and determine the relative rights and preferences of the shares of any series so established. Each such series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

          (a)  The rate of dividend;

          (b) The price at and the terms and conditions on which shares may be redeemed;

          (c) The amount payable upon shares in the event of voluntary or involuntary liquidation of the corporation;

          (d)  Sinking fund provisions for the redemption or purchase of shares;

          (e) The terms and conditions on which shares may be converted, if shares are issued with the privilege of conversion;

          (f)  Voting rights, if any; and

          (g) Any other rights or preferences as to which the laws of the State of Wisconsin, as in effect at the time of the determination thereof, permit variations between different series of Preferred Stock.

     Shares of Preferred Stock shall have only such voting rights, if any, preemptive rights, if any, and other rights as are fixed and determined by the Board of Directors in accordance with the foregoing provisions or as may be required by law.

     3.04 Certain Other Provisions Affecting Shareholders

          (a)  Restriction on Certain Purchases of Common Stock at Market
Premium

          The corporation shall not purchase any shares of Common Stock from any person or other entity if more than 5% of the outstanding shares of Common Stock are believed by the Board of Directors to be Beneficially Owned by such person or other entity at the time the purchase is authorized by the Board, at a price exceeding significantly (as determined by the Board of Directors) the then current market price. This provision shall not apply, however, to (i) any purchase of shares believed by the Board to have been Beneficially Owned by the seller, or by the seller and any of the seller's Affiliates consecutively, for at least the two-year period ending with the date of purchase; (ii) any purchase of shares which has been approved by affirmative vote by a majority of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred Stock are entitled to cast, voting together as a class, in the election of directors; or (iii) any purchase pursuant to a tender offer to all holders of Common Stock on the same terms.

          (b)  Bylaw Provisions Fixing Greater Voting Requirements

          The Bylaws may require a greater Shareholder vote than would otherwise be required by law or by these Articles for: (i) removal of a director from office; or (ii) amending provisions of the Bylaws relating to or in connection with taking action by the unanimous consent of Shareholders without a meeting; the number, term, qualification, classification and election of directors; the removal of a director from office; notice for shareholders' meetings; indemnification of officers, directors and other persons by the corporation; or Bylaw amendments. For purposes of Sections 180.1021 and 180.1706(4) of the Wisconsin Statutes, each section of the Bylaws shall be deemed to be a separate bylaw.

          (c)  Five Year Restriction on Voting Rights

               (1) Notwithstanding any other provision of these Articles, until August 31, 2008, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit, except that such restriction and all restrictions set forth in this subsection (3) shall not apply to any tax qualified employee stock benefit plan established by the corporation, which shall be able to vote in respect to shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

               (2) The Board of Directors shall have the power to construe and apply the provisions of this subsection and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any person, (ii) whether a person is an Affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the definition of beneficial ownership, (iv) the application of any other definition or operative provision of the section to the given facts, or (v) any other matter relating to the applicability or effect of this subsection. Any constructions, applications, or determinations made by the Board of Directors pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the corporation and its Shareholders.

               (3) The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.

          (d) The following definitions shall apply to this Article III, Section D.:

               (1) "Affiliate" with respect to any person or other entity, shall mean any other person or other entity that directly, or indirectly through one or more intermediary, controls, is controlled by, or is under common control with, such former person or other entity.

               (2) "Beneficially Owned" shall have the meaning provided in, and "beneficial ownership" shall be determined pursuant to, Rule 13d-3 promulgated by the US Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date of the filing hereof.

               (3) A "person" shall include an individual, firm, a group acting in concert, a corporation, a partnership, a limited liability company, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, or any other group formed for the purpose of acquiring, holding or disposing of securities of any other entity.

          (e) In the event that any provision (or portion thereof) of this Section D. shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this subsection shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the corporation and its Shareholders that such remaining provision (or portion thereof) of this Section remain, to the fullest extent permitted by law, applicable and enforceable as to all Shareholders, including Shareholders owning an amount of stock over the Limit, notwithstanding any such finding.

                  ARTICLE IV. NUMBER AND CLASSES OF DIRECTORS

The Board of Directors shall consist of such number of directors as shall be fixed from time to time by or in the manner provided in the Bylaws. The Bylaws may provide that the directors shall be divided into three classes, with staggered terms in office, as contemplated in Section 180.0806 of the Wisconsin Statutes or any successor provision.

                        ARTICLE V. EMERGENCY PROVISIONS

The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise provided in this Article V after the occurrence and during the continuance of any Emergency. During any Emergency the provisions of this Article V shall apply to the maximum extent permitted by the Wisconsin Business Corporation Law, particularly Sections 180.0207 and 180.0303 thereof, or any successor provisions, as at the time in effect. The provisions of this
Article V shall control during any Emergency, notwithstanding any contrary provisions of these Articles or the Bylaws of the corporation.

As used in this Article V, "Emergency" means a catastrophic event that prevents a quorum of the Board of Directors from being readily assembled.

During any Emergency, the business and affairs of the corporation shall be managed by an interim Board of Directors consisting of so many of the incumbent directors, if any, as are known to be alive and not incapacitated, and whom the corporation is able to contact by normal means of communication, together with provisional directors selected as hereinafter provided. The total number of directors on such interim Board of Directors shall be the lesser of the number determined in or pursuant to the Bylaws, or the number of eligible persons who are known to be alive, are not incapacitated and can be readily contacted by the usual means of communication. The Board of Directors by resolution may from time to time designate a list of provisional directors and the order of priority in which such persons shall become interim directors in the event of Emergency, which designation shall continue in effect until such resolution has been subsequently amended or rescinded or has by its terms ceased to have effect. Interim directors need not be Shareholders of the corporation. In addition to the exercise, on a temporary basis, of all of the powers of the regular Board of Directors, the interim Board of Directors shall have the authority to declare vacancies in any positions of the regular Board of Directors in cases where any incumbent director is incapacitated or missing or otherwise unable to be contacted within a reasonable time, and to fill such vacancies, as well as any vacancy resulting from the death of a director, by electing replacements to the regular Board of Directors to serve until the next succeeding annual meeting of Shareholders.

When an Emergency has occurred, any director or provisional director named in any aforementioned resolution is empowered on behalf of the corporation to declare the provisions of this Article V to be in effect, and to call a meeting of either the regular or an interim Board of Directors on such notice, which may be shorter than the notice provided for in the Bylaws for special meetings of the Board of Directors, as such person may determine to be advisable. In the case of a meeting of the interim Board of Directors, reasonable efforts shall be made to give such notice to all persons who are or may be eligible to serve as interim directors. At the first meeting of any interim Board of Directors, three or more interim directors may act, notwithstanding any other quorum requirement provided by these Articles or the Bylaws of the corporation, and notwithstanding any failure of other interim directors to receive notice of the meeting. Prior to any initial meeting of the interim Board of Directors three or more interim directors, and thereafter a majority of the interim directors who are deemed to be serving as such, may take action as the Board of Directors by telephone meeting, written instrument or other means which reasonably evidences the assent to the action of a majority of such number of interim directors, in lieu of action at a meeting.

                     ARTICLE VI. ACQUISITION OF OWN SHARES

Subject to the provisions of subsection D.(1) of Article III of these Articles, the corporation is authorized to purchase, take, receive or otherwise acquire shares of Common Stock or Preferred Stock of the corporation, with the approval of the Board of Directors, with or without any vote or consent of Shareholders.

                    ARTICLE VII. AMENDMENTS TO THE ARTICLES

Any lawful amendment of these Articles may be made by affirmative vote by at least the proportion specified below of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred Stock are entitled to cast on the amendment and, if the shares of one or more classes or series are entitled under these Articles of Incorporation or otherwise by law to vote thereon as a class, affirmative vote by the same proportion of the aggregate number of votes which the holders of the then outstanding shares of such one or more classes or series are entitled to cast on the amendment. The proportion referred to above in this Article VII shall be 66 2/3% in the case of any amendment of the provisions set forth in Section D. of Article III of these Articles, in this Article VII, and any amendment rendering inapplicable to the corporation Sections 180.1130 through 180.1134, Sections 1140 to 1144, and/or
Section 180.1150 of the Wisconsin Business Corporation Law or any successor provisions. Such portion shall be a majority in all other cases.

                        ARTICLE VIII. EFFECT OF HEADINGS

The descriptive headings in these Articles are inserted herein for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                    ARTICLE IX. REGISTERED OFFICE AND AGENT

The address of the registered office of the corporation is 4949 West Brown Deer Road, Brown Deer, Wisconsin 53223 and the name of its registered agent at such address is Michael T. Crowley, Jr. The county of such registered office is Milwaukee County.

                               ARTICLE X. BYLAWS

The Board of Directors shall have the power to adopt, amend and repeal the Bylaws of the corporation to the maximum extent permitted from time to time by Wisconsin law, subject to the rights of the Shareholders to adopt, amend or repeal the Bylaws; provided, however, that Section 10.01(c) (or any successor provision) and the other provisions of the Bylaws referred to therein may be amended or repealed only by the affirmative vote of at least 66 2/3% of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred Stock, voting together as a class, are entitled to cast in an election of directors.

                                                                       Exhibit E

                                     BYLAWS



                             BANK MUTUAL CORPORATION
                             a Wisconsin corporation

                                     adopted



                              _______________, 2003

                           ARTICLE I. OFFICES; RECORDS

     1.01 Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     1.02 Registered Office and Registered Agent. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin. The address of the registered office may be changed from time to time by any officer or by the registered agent. The office of the registered agent of the corporation shall be identical to such registered office.

     1.03 Corporate Records. The following documents and records shall be kept at the corporation's principal office or at such other reasonable location as may be specified by the corporation:

          (a) Minutes of shareholders' and Board of Directors' meetings and any written notices thereof.

          (b) Records of actions taken by the shareholders or directors without a meeting.

          (c) Records of actions taken by committees of the Board of Directors.

          (d) Accounting records.

          (e) Records of its shareholders.

          (f) Current Bylaws.

          (g) Written waivers of notice by shareholders or directors (if any).

          (h) Written consents by shareholders or directors for actions without a meeting (if any).

          (i) Voting trust agreements (if any).

          (j) Stock transfer agreements to which the corporation is a party or of which it has notice (if any).

                            ARTICLE II. SHAREHOLDERS

     2.01 Annual Meeting. The annual meeting of the shareholders shall be held on the Second Monday of May in each year at 10:00 a.m., or at such other time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.

     2.02 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer or the Board of Directors. If, and only to the extent, required by the Wisconsin Business Corporation Law, a special meeting shall be called upon written demand describing one or more purposes for which it is to be held by holders of shares with at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting. The purpose or purposes of any special meeting shall be described in the notice required by
Section 2.04 of these Bylaws.

     2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or any special meeting. If no designation is made, the place of meeting shall be the principal office of the corporation but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

     2.04 Notices to Shareholders.

          (a) Required Notice. Written notice, or any other type of notice permitted by the Wisconsin Business Corporation Law, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than five (5) days nor more than sixty (60) days before the date of the meeting (unless a different time is provided by law or the Articles of Incorporation), by or at the direction of the Chairperson of the Board, if there is one, the Chief Executive Officer, the President or the Secretary, to each shareholder entitled to vote at such meeting or, for the fundamental transactions described in subsections
(e)(1) to (4) below (for which the Wisconsin Business Corporation Law requires that notice be given to shareholders not entitled to vote), to all shareholders. If mailed, such notice is effective when deposited in the United States mail, and shall be addressed to the shareholder's address shown in the current record of shareholders of the corporation, with postage thereon prepaid. At least twenty (20) days' notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which shareholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the corporation's property, with or without good will, otherwise than in the usual and regular course of business.

          (b) Adjourned Meeting. Except as provided in the next sentence, if any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.04, to those persons who are shareholders as of the new record date.

          (c) Waiver of Notice. A shareholder may waive notice in accordance with Article VI of these Bylaws.

          (d) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called, and only business within the purpose described in the meeting notice may be conducted at a special shareholders' meeting. Except as otherwise provided in subsection (e) of this Section 2.04, in the Articles of Incorporation, or in the Wisconsin Business Corporation Law, the notice of an annual shareholders' meeting need not include a description of the purpose or purposes for which the meeting is called.

          (e) Fundamental Transactions. If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any restated articles) required to be approved by the shareholders;
(2) a plan of merger or share exchange for which shareholder approval is required by law; (3) the sale, lease, exchange or other disposition of all or substantially all of the corporation's property, with or without good will, otherwise than in the usual and regular course of business; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and in cases (1), (2) and (3) above must be accompanied by, respectively, a copy or summary of the: (1) proposed articles of amendment or a copy of the restated articles that identifies any amendment or other change; (2) proposed plan of merger or share exchange; or (3) proposed transaction for disposition of all or substantially all of the corporation's property. If the proposed corporate action creates dissenters' rights, the notice must state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights, and must be accompanied by a copy of Sections 180.1301 to 180.1331 of the Wisconsin Business Corporation Law.

     2.05 Fixing of Record Date. The Board of Directors may fix in advance a date as the record date for one or more voting groups for any determination of shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, such date in any case to be not more than seventy (70) days prior to the meeting or action requiring such determination of shareholders, and may fix the record date for determining shareholders entitled to a share dividend or distribution. If no record date is fixed for the determination of shareholders entitled to demand a shareholder meeting, to notice of or to vote at a meeting of shareholders, or to consent to action without a meeting, (a) the close of business on the day before the corporation receives the first written demand for a shareholder meeting, (b) the close of business on the day before the first notice of the meeting is mailed or otherwise delivered to shareholders, or (c) the close of business on the day before the first written consent to shareholder action without a meeting is received by the corporation, as the case may be, shall be the record date for the determination of shareholders. If no record date is fixed for the determination of shareholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares), the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     2.06 Shareholder List. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to notice of such meeting, arranged by class or series of shares and showing the address of and the number of shares held by each shareholder. The shareholder list shall be available at the meeting and may be inspected by any shareholder or his or her agent or attorney at any time during the meeting or any adjournment. Any shareholder or his or her agent or attorney may inspect the shareholder list beginning two (2) business days after the notice of the meeting is given and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held and, subject to Section 180.1602(2)(b) 3 to 5 of the Wisconsin Business Corporation Law, may copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection hereunder. The original stock transfer books and nominee certificates on file with the corporation (if any) shall be prima facie evidence as to who are the shareholders entitled to inspect the shareholder list or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     2.07 Quorum and Voting Requirements. Except as otherwise provided in the Articles of Incorporation or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of shareholders. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by the Wisconsin Business Corporation Law or the Articles of Incorporation. If the Articles of Incorporation or the Wisconsin Business Corporation Law provide for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one (1) voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting.

     2.08 Conduct of Meetings. The Chairperson of the Board, or if there is none, or in his or her absence, the Chief Executive Officer, and in his or her absence, the President, and in the President's absence, a Vice President in the order provided under Section 4.08 of these Bylaws, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairperson of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

     2.09 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. All proxy appointment forms shall be filed with the Secretary or other officer or agent of the corporation authorized to tabulate votes before or at the time of the meeting. Unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled

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

with an interest, a proxy appointment may be revoked at any time. The presence of a shareholder who has filed a proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise expressly provided in the appointment form. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity and sufficiency of proxy appointments.

     2.10 Voting of Shares. Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are enlarged, limited or denied by the Articles of Incorporation or the Wisconsin Business Corporation Law. Shares owned directly or indirectly by another corporation are not entitled to vote if this corporation owns, directly or indirectly, sufficient shares to elect a majority of the directors of such other corporation. However, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity. Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

     2.11 Notice of Shareholder Nominations and/or Proposals.


          (a) Except with respect to any nomination or proposal adopted or recommended by the Board of Directors for inclusion in the corporation's proxy statement for its annual meeting, a shareholder entitled to vote at a meeting may nominate a person or persons for election as a directors or directors and/or propose an action or actions to be taken at a meeting only as follows. Written notice of any shareholder nomination(s) and/or proposal(s) to be considered for a vote at an annual meeting of shareholders must be delivered personally or mailed by Certified Mail-Return Receipt Requested at least seventy (70) days and not more than one hundred (100) days before the scheduled date of such meeting to the Secretary of the corporation at the principal business office of the corporation.

               (1) With respect to shareholder nomination(s) for the election of directors, each such notice shall set forth:

                    (i) the name and address of the shareholder who intends to make the nomination(s), of any beneficial owner of shares on whose behalf such nomination is being made and of the person or persons to be nominated;

                    (ii) a representation that the shareholder is a holder of
               record of stock of the corporation entitled to vote at such meeting (including the number of shares the shareholder owns as of the record date (or as of the most recent practicable date if no record date has been set) and the length of time the shares have been held) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

                    (iii) a description of all arrangements and understandings between the shareholder or any beneficial holder on whose behalf it holds such shares, and their respective affiliates, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

                    (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable) had each nominee been nominated, or intended to be nominated, by the Board of Directors; and

                    (v) the consent of each nominee to serve as a director of the corporation if so elected.

               (2) With respect to shareholder proposal(s) for action(s) to be taken at an annual meeting of shareholders, the notice shall clearly set forth:

                    (i) the name and address of the shareholder who intends to make the proposal(s);

                    (ii) a representation that the shareholder is a holder of record of the stock of the corporation entitled to vote at the meeting (including the number of shares the shareholder owns as of the record date (or as of the most recent practicable date if no record date has been set) and the length of time the shares have been held) and intends to appear in person or by proxy to make the proposal(s) specified in the notice;

                    (iii) the proposal(s) and a brief supporting statement of
               such proposal(s); and

                    (iv) such other information regarding the proposal(s) as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable).

          (b) Except with respect to any nomination or proposal adopted or recommended by the Board of Directors for inclusion in the notice to shareholders for a special meeting of shareholders, a shareholder entitled to vote at a special meeting may nominate a person or persons for election as director(s) and/or propose action(s) to be taken at a meeting only if written notice of any shareholder nomination(s) and/or proposal(s) to be considered for a vote at a special meeting is delivered personally or mailed by Certified Mail-Return Receipt Requested to the Secretary of the corporation at the principal business office of the corporation so that it is received in a reasonable period of time before such special meeting and only if such nomination or proposal is within the purposes described in the notice to shareholders of the special meeting. All other notice requirements regarding shareholder nomination(s) and/or proposal(s) applicable to annual meetings also apply to nomination(s) and/or proposal(s) for special meetings.

          (c) The chairperson of the meeting may refuse to acknowledge the nomination(s) and/or proposal(s) of any person made without compliance with the foregoing procedures. This section shall not affect the corporation's rights or responsibilities with respect to its proxies or proxy statement for any meeting.

                        ARTICLE III. BOARD OF DIRECTORS

     3.01 General Powers and Number.

          (a) All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors. The number of directors of the corporation shall be not fewer than seven nor more than thirteen, with the precise number to be determined from time to time by the Board of Directors.

          (b) The directors shall be divided into three classes as nearly equal in number as possible, with the term of the directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election. At each annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

          (c) The number of directors may be increased or decreased from time to time within the limits provided above, provided that the number of directors of the respective classes shall be as nearly equal as possible, and no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

     3.02 Election, Removal, Tenure and Qualifications.

          (a) Unless action is taken without a meeting under Section 7.01 of these Bylaws, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a shareholders meeting at which a quorum is present; i.e., the individuals with the largest number of votes in favor of their election are elected as directors up to the maximum number of directors to be chosen in the election. Votes against a candidate are not given legal effect and are not counted as votes cast in an election of directors. In the event two (2) or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote.

          (b) Each director shall hold office until the annual meeting of shareholders at which the term of office of his or her class expires, and until the director's successor shall have been elected or there is a decrease in the number of directors, or until his or her prior death, resignation or removal.

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

          (c) Directors need not be residents of the State of Wisconsin. Directors shall own not fewer than 100 shares of the Corporation Common Stock. Unless the Articles of Incorporation or these Bylaws provide that a director may not be removed without cause, a director may be removed without cause upon the affirmative vote by the holders of at least 66?% of the aggregate voting power of then-outstanding shares of stock of the Corporation, voting together as a single class, are entitled to be cast in the election of directors. If a director is elected by a voting of shareholders, only the shareholders of that voting group may participate in the vote to remove that director, but such removal of vote shall require the affirmative vote of holders of at least 66?% of the outstanding voting power of that class.

          (d) A director may resign at any time by delivering a written resignation to the Board of Directors, to the Chairperson of the Board (if there is one), to the Chief Executive Officer or to the corporation through the Secretary or otherwise.

          (e) If cumulative voting for directors is not authorized by the Articles of Incorporation, any director or directors may be removed from office for cause by the shareholders if the number of votes cast to remove the director exceeds the number cast not to remove him or her, taken at a meeting of shareholders called for that purpose (unless action is taken without a meeting under Section 7.01 of these Bylaws), provided that the meeting notice states that the purpose, or one of the purposes, of the meeting is removal of the director. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director.

     3.03 Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors and any committee may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

     3.04 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairperson of the Board, if there is one, the Chief Executive Officer, the President or any two (2) directors. Special meetings of any committee may be called by or at the request of the foregoing persons or the chairperson of the committee. The persons calling any special meeting of the Board of Directors or committee may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting called by them, and if no other place is fixed the place of meeting shall be the principal office of the corporation in the State of Wisconsin.

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

     3.05 Meetings By Telephone or Other Communication Technology.

          (a) Any or all directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (i) all participating directors may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

          (b) If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.

     3.06 Notice of Meetings. Except as otherwise provided in the Articles of Incorporation or the Wisconsin Business Corporation Law, notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the Board shall be given orally, in writing or electronically to each director or committee member at least 24 hours prior to the meeting, except that notice by mail shall be given at least 72 hours prior to the meeting. The notice need not describe the purpose of the meeting. Notice may be communicated in person, by telephone, telegraph, electronic mail or facsimile, or by mail or private carrier, or by any other means permitted by the Wisconsin's Business Corporation Law. Oral notice is effective when communicated. Written notice is effective as follows: If delivered in person, when received; if given by mail, when deposited, postage prepaid, in the United States mail addressed to the director at his or her business or home address (or such other address as the director may have designated in writing filed with the Secretary); if given by facsimile, at the time transmitted to a facsimile number at any address designated above; and if given by telegraph, when delivered to the telegraph company.

     3.07 Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors as provided in Section
3.01 shall constitute a quorum of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors appointed to serve on a committee shall constitute a quorum of the committee.

     3.08 Manner of Acting. Except as otherwise provided by the Wisconsin Business Corporation Law or the Articles of Incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

     3.09 Conduct of Meetings. The Chairperson of the Board, or if there is none, or in his or her absence, the Chief Executive Officer, or in his or her absence, the President, and in the President's absence, a Vice President in the order provided under Section 4.08 of these Bylaws, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.

     3.10 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill a vacancy by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a specific later date (because of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

     3.11 Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of directors.

     3.12 Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting, or (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers his or her written dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation immediately after the adjournment of the meeting, or (iv) the director dissents or abstains from the action taken, minutes of the meeting are prepared and fail to show the director's dissent or abstention from the action taken, and the director delivers to the corporation a written notice of that omission from the minutes promptly after receiving a copy of the minutes. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

     3.13 Committees. Unless the Articles of Incorporation otherwise provide, the Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may create one (1) or more committees, each committee to consist of two (2) or more directors as members, which to the extent provided in the resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise the authority of the Board of Directors, except that no committee may take action which the Wisconsin Business Corporation Law does not permit a committee to take. All members of the Board of Directors who are not members of a given committee shall be alternate members of such committee and may take the place of any absent member or members at any meeting of such committee, upon request by the Chairperson of the Board, if there is one, the Chief Executive Officer, the President or upon request by the chairperson of such meeting. Each such committee shall fix its own rules (consistent with the Wisconsin Business Corporation Law, the Articles of Incorporation and these Bylaws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating a committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of authority. The creation of a committee, delegation of authority to a committee or action by a committee does not relieve the Board of Directors or any of its members of any responsibility imposed on the Board of Directors or its members by law.

                              ARTICLE IV. OFFICERS

     4.01 Appointment. The principal officers shall include a Chief Executive Officer, a President, one or more Vice Presidents (the number and designations to be determined by the Board of Directors), a Secretary, and such other officers, if any, as may be deemed necessary by the Board of Directors, each of whom shall be appointed by the Board of Directors. The Board may also designate an executive or a non-executive Chairperson of the Board, a Chief Operating Officer and/or a Treasurer. Any two or more offices may be held by the same person.

     4.02 Resignation and Removal. An officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. An officer may resign at any time by delivering an appropriate written notice to the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Any officer may be removed by the Board of Directors with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the officer and the corporation or otherwise provided by law. Appointment shall not of itself create contract rights.

     4.03 Vacancies. A vacancy in any office because of death, resignation, removal or otherwise, shall be filled by the Board of Directors. If a resignation is effective at a later date, the Board of Directors may fill the vacancy before the effective date if the Board of Directors provides that the successor may not take office until the effective date.

     4.04 Chairperson. The Board of Directors may elect a Chairperson (or Chairman or Chairwoman) of the Board, in which case it shall designate whether or not such position is an executive officer position. The Chairperson shall preside at all meetings of the Board of Directors and the shareholders; in the absence of the Chairperson, the Chief Executive Officer shall preside at such meetings. The Chairperson may perform other duties as the Chief Executive Officer or the Board may prescribe.

     4.05 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the control and direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. The Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or directed by the Board of Directors, the

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

Chief Executive Officer may authorize the Chairperson, the President, the Chief Operating Officer, any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairperson, the Chief Executive Officer shall preside at meetings of the shareholders and the Board of Directors.

     4.06 President. The Board of Directors shall elect a President. The President shall perform all the duties incident to the office of President and shall perform such duties as the Chief Executive Officer (if the President is not the Chief Executive Officer) or the Board may prescribe. The President shall also assist in the discharge of supervisory, managerial and executive duties and functions. If the President is not the Chief Executive Officer, in the absence of the Chief Executive Officer, or in the event of his or her death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting shall have the powers and duties of the Chief Executive Officer. The President shall have the authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors and, except as otherwise provided by law or directed by the Board of Directors or the Chief Executive Officer, the President may authorize the Chief Operating Officer or any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place or stead.

     4.07 Chief Operating Officer. The Chief Operating Officer, if one is designated, shall assist the Chief Executive Officer and the President in the discharge of supervisory, managerial and executive duties and functions. In the absence of the Chief Executive Officer and the President, or in the event of their death, inability or refusal to act, the Chief Operating Officer shall perform the duties of the President and when so acting shall have the powers and duties of the President. In general, he or she shall perform such other duties as from time to time may be designated to him by the Board of Directors or the Chief Executive Officer. In addition, the Chief Operating Officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors and, except as otherwise provided by law or directed by the Board of Directors or the Chief Executive Officer, the Chief Operating Officer may authorize any vice president or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place or stead.

     4.08 Vice Presidents.

          (a) The Board of Directors shall appoint one or more Vice Presidents. The Board of Directors may designate various classes, ranks or other designations of Vice President, such as Executive Vice President and Senior Vice President. In the event of such designations, all references to Vice Presidents include any such persons. The Board of Directors also may designate an order of priority among the Vice Presidents.

          (b) In the absence of the Chairperson, the Chief Executive Officer, the President and the Chief Operating Officer, or in the event of such other officers' death, inability or refusal to act, or in the event for any reason it shall be impracticable for such other officers' to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the Chief Executive Officer, the President and the Chief Operating Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer, the President and the Chief Operating Officer. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President, the Chief Operating Officer or the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of the Vice President's authority to act in the stead of the President or other appropriate officer.

     4.09 Secretary. The Secretary shall: (a) keep (or cause to be kept) regular minutes of all meetings of the shareholders, the Board of Directors and any committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the corporation under its seal; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chairperson, the Chief Executive Officer, the President, the Chief Operating Officer or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors.

     4.10 Treasurer. If the Board of Directors appoints a Treasurer, the Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the corporation; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors.

     4.11 Assistants and Acting Officers. The Board of Directors and the Chief Executive Officer shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in the officer's stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or Chief Executive Officer shall have the power to perform all the duties of the office to which that person is so appointed to be

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

assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the Chief Executive Officer.

     4.12 Salaries. The salaries of the principal officers shall be fixed from time to time by, or at the direction of, the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

             ARTICLE V. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     5.01 Certificates for Shares. All shares of this corporation shall be represented by certificates. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. At a minimum, a share certificate shall state on its face the name of the corporation and that it is organized under the laws of the State of Wisconsin, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, that the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the front or back of the certificate must contain either (a) a summary of the designations, relative rights, preferences and limitations applicable to each class, and the variations in the rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or (b) a conspicuous statement that the corporation will furnish the shareholder the information described in clause (a) on request, in writing and without charge. Such certificates shall be signed, either manually or in facsimile, by the Chairperson, the Chief Executive Officer, the President, the Chief Operating Officer or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 5.05.

     5.02 Signature by Former Officers. If an officer or assistant officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, has ceased to be such officer or assistant officer before such certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were still an officer or assistant officer at the date of its issue.

     5.03 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, and unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the shareholder, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. The corporation may require reasonable assurance that all transfer endorsements are genuine and effective and in compliance with all regulations prescribed by or under the authority of the Board of Directors.

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     5.04 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction upon the transfer of such shares imposed by the corporation or imposed by any agreement of which the corporation has written notice.

     5.05 Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) if required by the corporation, files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

     5.06 Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time and determined to be adequate by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable by the corporation.

     5.07 Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation, including the appointment or designation of one or more stock transfer agents and one or more registrars.

                          ARTICLE VI. WAIVER OF NOTICE

     6.01 Shareholder Written Waiver. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, shall contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law except that the time and place of meeting need not be stated, and shall be delivered to the corporation for inclusion in the corporate records.

     6.02 Shareholder Waiver by Attendance. A shareholder's attendance at a meeting, in person or by proxy, waives objection to both of the following:

          (a) Lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

          (b) Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

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     6.03 Director Written Waiver. A director may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or the Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the corporation.

     6.04 Director Waiver by Attendance. A director's attendance at or participation in a meeting of the Board of Directors or any committee thereof waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                      ARTICLE VII. ACTION WITHOUT MEETINGS

     7.01 Shareholder Action Without Meeting. Action required or permitted by the Wisconsin Business Corporation Law to be taken at a shareholders' meeting may be taken without a meeting only by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by the shareholders consenting thereto and delivered to the corporation for inclusion in its corporate records. A consent hereunder has the effect of a meeting vote and may be described as such in any document. The Wisconsin Business Corporation Law requires that notice of the action be given to certain shareholders and specifies the effective date thereof and the record date in respect thereto.

     7.02 Director Action Without Meeting. Unless the Articles of Incorporation provide otherwise, action required or permitted by the Wisconsin Business Corporation Law to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the corporation. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.

                         ARTICLE VIII. INDEMNIFICATION

     8.01 Indemnification for Successful Defense. Within twenty (20) days after receipt of a written request pursuant to Section 8.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

     8.02 Other Indemnification.

          (a) In cases not included under Section 8.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed

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to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

               (1) A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

               (2) A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

               (3) A transaction from which the director or officer derived an improper personal profit.

               (4)  Willful misconduct.

          (b) Determination of whether indemnification is required under this Section shall be made pursuant to Section 8.05.

          (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

     8.03 Written Request. A director or officer who seeks indemnification under Sections 8.01 or 8.02 shall make a written request to the corporation.

     8.04 Nonduplication. The corporation shall not indemnify a director or officer under Sections 8.01 or 8.02 to the extent the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

     8.05 Determination of Right to Indemnification.

          (a) Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under Section 8.02 shall select one of the following means for determining his or her right to indemnification:

               (1) By a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

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

               (2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub.
          (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.

               (3) By a panel of three (3) arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected.

               (4) By an affirmative vote of shares represented at a meeting of shareholders at which a quorum of the voting group entitled to vote thereon is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

               (5)  By a court under Section 8.08.

               (6) By any other method provided for in any additional right to indemnification permitted under Section 8.07.

          (b) In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under
Section 8.02 should not be allowed.

          (c) A written determination as to a director's or officer's indemnification under Section 8.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).

          (d)  If it is determined that indemnification is required under
Section 8.02, the corporation shall pay all liabilities and expenses not prohibited by Section 8.04 within ten (10) days after receipt of the written determination under (c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

     8.06 Advance of Expenses. Within ten (10) days after receipt of a written request by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

          (a) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.

          (b) A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 8.05 that indemnification under Section 8.02 is not required and that indemnification is not ordered by a court under Section 8.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

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

     8.07 Nonexclusivity.

          (a) Except as provided in (b), Sections 8.01, 8.02 and 8.06 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:

               (1)  The Articles of Incorporation.

               (2) A written agreement between the director or officer and the corporation.

               (3)  A resolution of the Board of Directors.

               (4) A resolution, after notice, adopted by a majority vote of all of the corporation's voting shares then issued and outstanding.

          (b) Regardless of the existence of an additional right under (a), the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under
Section 8.02(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

          (c) Sections 8.01 to 8.13 do not affect the corporation's power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances.

               (1) As a witness in a proceeding to which he or she is not a party.

               (2) As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.

     8.08 Court-Ordered Indemnification.

          (a) Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under Section 8.05(a)(5) or for review by the court of an adverse determination under Section 8.05(a) (1), (2),
(3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

          (b) The court shall order indemnification if it determines any of the following:

               (1) That the director or officer is entitled to indemnification under Sections 8.01 or 8.02.

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

               (2) That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 8.02.

          (c) If the court determines under (b) that the director or officer is entitled to indemnification, the corporation shall pay the director's or officer's expenses incurred to obtain the court-ordered indemnification.

     8.09 Indemnification and Allowance of Expenses of Employees and Agents. The corporation shall indemnify an employee of the corporation who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract.

     8.10 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 8.01, 8.02, 8.06,
8.07 and 8.09.

     8.11 Securities Law Claims.

          (a) Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 8.01 to 8.10.

          (b) Sections 8.01 to 8.10 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

     8.12 Liberal Construction. In order for the corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where Section 8.09 of these Bylaws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

     8.13 Definitions Applicable to this Article. For purposes of this Article:

          (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through

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

one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.

          (b) "Corporation" means this corporation and any domestic or foreign predecessor of this corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.

          (c)  "Director or officer" means any of the following:

               (1) An individual who is or was a director or officer of this corporation.

               (2) An individual who, while a director or officer of this corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

               (3) An individual who, while a director or officer of this corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

               (4) Unless the context requires otherwise, the estate or personal representative of a director or officer.

          For purposes of this Article, it shall be conclusively presumed that any director or officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an affiliate shall be so serving at the request of the corporation.

          (d) "Expenses" include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

          (e) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

          (f) "Party" includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

          (g) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.

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                                ARTICLE IX. SEAL

               The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal."

                             ARTICLE X. AMENDMENTS

     10.01 By Shareholders.

           (a) These Bylaws may be amended or repealed and new Bylaws may be adopted by the shareholders by the vote provided in Section 2.07 of these Bylaws or as specifically provided below.

           (b) If authorized by the Articles of Incorporation, these Bylaws may include, and the shareholders may adopt or amend, a Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise is provided in the Wisconsin Business Corporation Law. The adoption or amendment of a Bylaw that adds, changes or deletes a greater or lower quorum requirement or a greater voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect.

           (c) Notwithstanding any other provision of these Bylaws, any amendment of Section 2.02, 2.11, 3.01, 3.02, 7.01, 10.01 or 10.02 of these
Bylaws may only be adopted by the affirmative vote of the holders of 66?% of the voting power of all shares of the Corporation entitled to vote thereon.

     10.02 By Directors. Except as the Articles of Incorporation may otherwise provide, these Bylaws may also be amended or repealed and new Bylaws may be adopted by the Board of Directors by the vote provided in Section 3.08, but (a) no Bylaw adopted by the shareholders shall be amended, repealed or readopted by the Board of Directors if the Bylaw so adopted so provides and (b) a Bylaw adopted or amended by the shareholders or designated in Section 10.01(c) of these Bylaws that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the Wisconsin Business Corporation Law may not be amended or repealed by the Board of Directors unless the Bylaw expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a Bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence. A Bylaw that fixes, provides or requires a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise is provided in the Wisconsin Business Corporation Law may not be adopted, amended or repealed by the Board of Directors.

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     10.03 Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

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